EXHIBIT 10.1
                                                                ------------








                           ATMOS ENERGY CORPORATION

                          8.07% SENIOR NOTES DUE 2006

                                      AND

                          8.26% SENIOR NOTES DUE 2014

                            NOTE PURCHASE AGREEMENT

                                     WITH

                       NEW YORK LIFE INSURANCE COMPANY,
               NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION,
                 THE VARIABLE ANNUITY LIFE INSURANCE COMPANY,
                 AMERICAN GENERAL LIFE INSURANCE COMPANY, AND
                         MERIT LIFE INSURANCE COMPANY

                           DATED:  November 14, 1994



                       PPN: 049560 C*  4 (8.07% Notes)
                           049560 C@ 2 (8.26% Notes)





                          TABLE OF CONTENTS
                                                                          PAGE

ARTICLE I       DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . .  2
Section 1.1.    Terms Defined Elsewhere . . . . . . . . . . . . . . . . . .  2
Section 1.2.    Certain Definitions . . . . . . . . . . . . . . . . . . . .  2
Section 1.3.    Accounting Principles . . . . . . . . . . . . . . . . . . .  8
Section 1.4.    Singular and Plural . . . . . . . . . . . . . . . . . . . .  8

ARTICLE II      PURCHASE AND SALE OF NOTES  . . . . . . . . . . . . . . . .  8
Section 2.1.    Closing . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Section 2.2.    Conditions Precedent to Purchasers' Obligations . . . . . .  9
Section 2.3     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . 12
Section 2.4.    Investment Purpose  . . . . . . . . . . . . . . . . . . . . 12

ARTICLE III     REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . 13
Section 3.1.    Organization and Authority of the Company and the
                Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . 13
Section 3.2.    Execution, Delivery, and Binding Nature of
                Obligations . . . . . . . . . . . . . . . . . . . . . . . . 13
Section 3.3.    Franchises, Etc.  . . . . . . . . . . . . . . . . . . . . . 14
Section 3.4.    Financial Statements  . . . . . . . . . . . . . . . . . . . 14
Section 3.5.    Changes, Etc. . . . . . . . . . . . . . . . . . . . . . . . 14
Section 3.6.    Tax Returns and Payments  . . . . . . . . . . . . . . . . . 15
Section 3.7.    Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Section 3.8.    Pending Litigation  . . . . . . . . . . . . . . . . . . . . 15
Section 3.9.    Compliance with Other Instruments . . . . . . . . . . . . . 16
Section 3.10.Employee Retirement Income Security Act of 1974  . . . . . . . 16
Section 3.11.Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Section 3.12.Patents and Trademarks . . . . . . . . . . . . . . . . . . . . 17
Section 3.13.Offer of Notes . . . . . . . . . . . . . . . . . . . . . . . . 18
Section 3.14.Investment Company Act . . . . . . . . . . . . . . . . . . . . 18
Section 3.15.Public Utility . . . . . . . . . . . . . . . . . . . . . . . . 18
Section 3.16.Good and Marketable Title  . . . . . . . . . . . . . . . . . . 18
Section 3.17.Regulation G, Etc. . . . . . . . . . . . . . . . . . . . . . . 18
Section 3.18.Foreign Credit Restraints  . . . . . . . . . . . . . . . . . . 19
Section 3.19.Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Section 3.20.Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . 19
Section 3.21.Investments  . . . . . . . . . . . . . . . . . . . . . . . . . 20
Section 3.22.Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Section 3.23.Environmental Matters  . . . . . . . . . . . . . . . . . . . . 20

ARTICLE IV      COVENANTS OF THE COMPANY  . . . . . . . . . . . . . . . . . 21
Section 4.1.    Corporate Existence . . . . . . . . . . . . . . . . . . . . 21
Section 4.2.    Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . 21
Section 4.3.    Compliance with Laws and Stock Exchange Rules . . . . . . . 21
Section 4.4.    Sale, Dissolution, Merger, or Consolidation . . . . . . . . 22
Section 4.5.    Change in Business, Sales, Leases, Etc. . . . . . . . . . . 22
Section 4.6.    Performance of Agreements . . . . . . . . . . . . . . . . . 23
Section 4.7.    Limitations on Debt . . . . . . . . . . . . . . . . . . . . 24
Section 4.8.    Operating Cash Flow . . . . . . . . . . . . . . . . . . . . 24
Section 4.9.    Dividends . . . . . . . . . . . . . . . . . . . . . . . . . 25
Section 4.10.Liens and Title Defects  . . . . . . . . . . . . . . . . . . . 25
Section 4.11.Transactions with Affiliates . . . . . . . . . . . . . . . . . 27
Section 4.12.Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . 27






Section 4.13.Inspections  . . . . . . . . . . . . . . . . . . . . . . . . . 28
Section 4.14.Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . 28
Section 4.15.Investments  . . . . . . . . . . . . . . . . . . . . . . . . . 29
Section 4.16.Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
Section 4.17.Maintenance and Insurance  . . . . . . . . . . . . . . . . . . 33
Section 4.18.Purchase of Notes  . . . . . . . . . . . . . . . . . . . . . . 34
Section 4.19.ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . . 34
Section 4.20.Downstream Transfers . . . . . . . . . . . . . . . . . . . . . 35
Section 4.21.To Keep Books  . . . . . . . . . . . . . . . . . . . . . . . . 35
Section 4.22.Environmental Law Compliance . . . . . . . . . . . . . . . . . 35
Section 4.23.Notification and Remediation of Releases of
                Hazardous Materials . . . . . . . . . . . . . . . . . . . . 35
Section 4.24.Environmental Indemnification  . . . . . . . . . . . . . . . . 36
Section 4.25.Notification . . . . . . . . . . . . . . . . . . . . . . . . . 37
Section 4.26.No Foreign Subsidiaries  . . . . . . . . . . . . . . . . . . . 37

ARTICLE V       PAYMENTS ON NOTES . . . . . . . . . . . . . . . . . . . . . 37
Section 5.1.    Interest Payments . . . . . . . . . . . . . . . . . . . . . 37
Section 5.2.    Mandatory Prepayment  . . . . . . . . . . . . . . . . . . . 38
Section 5.3.    Optional Prepayment . . . . . . . . . . . . . . . . . . . . 39
Section 5.4.    Payment Procedure . . . . . . . . . . . . . . . . . . . . . 40
Section 5.5.    Nonbusiness Days  . . . . . . . . . . . . . . . . . . . . . 41
Section 5.6.    Mandatory Prepayment Offer Following Change of
                Control . . . . . . . . . . . . . . . . . . . . . . . . . . 41
Section 5.7.    Mandatory Prepayment Offer Following Certain
                Mergers, Consolidations, or Acquisitions  . . . . . . . . . 42

ARTICLE VI      EVENTS OF DEFAULT AND REMEDIES  . . . . . . . . . . . . . . 43
Section 6.1.    Events of Default . . . . . . . . . . . . . . . . . . . . . 43
Section 6.2.    Acceleration  . . . . . . . . . . . . . . . . . . . . . . . 45
Section 6.3.    Actions for Enforcement . . . . . . . . . . . . . . . . . . 45
Section 6.4.    Remedies Cumulative . . . . . . . . . . . . . . . . . . . . 46
Section 6.5.    Remedies Not Waived . . . . . . . . . . . . . . . . . . . . 46
Section 6.6.    Other Lenders . . . . . . . . . . . . . . . . . . . . . . . 46

ARTICLE VII     REGISTRATION, TRANSFER, AND EXCHANGE OF NOTES . . . . . . . 47
Section 7.1.    Form, Registration, Transfer, and Exchange of
                Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
Section 7.2.    Replacement of Notes  . . . . . . . . . . . . . . . . . . . 47

ARTICLE VIII    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . 48
Section 8.1.    Successors and Assigns  . . . . . . . . . . . . . . . . . . 48
Section 8.2.    Governing Law, Submission to Process, and Usury . . . . . . 48
Section 8.3.    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . 50
Section 8.4.    Survival of Representations, Warranties,
                Covenants, and Agreement  . . . . . . . . . . . . . . . . . 50
Section 8.5.    Partial Invalidity  . . . . . . . . . . . . . . . . . . . . 50
Section 8.6.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . 50
Section 8.7.    Further Assurances  . . . . . . . . . . . . . . . . . . . . 51
Section 8.8.    Amendment . . . . . . . . . . . . . . . . . . . . . . . . . 51
Section 8.9.    No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . 52
Section 8.10.Headings; Internal References  . . . . . . . . . . . . . . . . 52
Section 8.11.Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 52
Section 8.12.Limitation on Rights of Certain Holders  . . . . . . . . . . . 52
Section 8.13.Construction of Representations and Warranties . . . . . . . . 52






Section 8.14.Statutory Notice No Oral Agreements  . . . . . . . . . . . . . 53

ARTICLE I DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .    2
Section 1.1.    Terms Defined Elsewhere . . . . . . . . . . . . . . . . .    2
Section 1.2.    Certain Definitions . . . . . . . . . . . . . . . . . . .    2
Section 1.3.    Accounting Principles . . . . . . . . . . . . . . . . . .    7
Section 1.4.    Singular and Plural . . . . . . . . . . . . . . . . . . .    7

ARTICLE II PURCHASE AND SALE OF NOTES . . . . . . . . . . . . . . . . . .    8
Section 2.1.    Closing . . . . . . . . . . . . . . . . . . . . . . . . .    8
Section 2.2.    Conditions Precedent to Purchasers' Obligations . . . . .    8
Section 2.3     Use of Proceeds . . . . . . . . . . . . . . . . . . . . .   11
Section 2.4.    Investment Purpose  . . . . . . . . . . . . . . . . . . .   11

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . .   12
Section 3.1.    Organization and Authority of the Company
                and the Subsidiaries  . . . . . . . . . . . . . . . . . .   12
Section 3.2.    Execution, Delivery, and Binding Nature of
                Obligations . . . . . . . . . . . . . . . . . . . . . . .   12
Section 3.3.    Franchises, Etc.  . . . . . . . . . . . . . . . . . . . .   12
Section 3.4.    Financial Statements  . . . . . . . . . . . . . . . . . .   13
Section 3.5.    Changes, Etc. . . . . . . . . . . . . . . . . . . . . . .   13
Section 3.6.    Tax Returns and Payments  . . . . . . . . . . . . . . . .   13
Section 3.7.    Debt  . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Section 3.8.    Pending Litigation  . . . . . . . . . . . . . . . . . . .   14
Section 3.9.    Compliance with Other Instruments . . . . . . . . . . . .   14
Section 3.10.Employee Retirement Income Security Act of 1974  . . . . . .   15
Section 3.11.Consent  . . . . . . . . . . . . . . . . . . . . . . . . . .   15
Section 3.12.Patents and Trademarks . . . . . . . . . . . . . . . . . . .   16
Section 3.13.Offer of Notes . . . . . . . . . . . . . . . . . . . . . . .   16
Section 3.14.Investment Company Act . . . . . . . . . . . . . . . . . . .   16
Section 3.15.Public Utility . . . . . . . . . . . . . . . . . . . . . . .   16
Section 3.16.Good and Marketable Title  . . . . . . . . . . . . . . . . .   16
Section 3.17.Regulation G, Etc. . . . . . . . . . . . . . . . . . . . . .   16
Section 3.18.Foreign Credit Restraints  . . . . . . . . . . . . . . . . .   17
Section 3.19.Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . .   17
Section 3.20.Full Disclosure  . . . . . . . . . . . . . . . . . . . . . .   17
Section 3.21.Investments  . . . . . . . . . . . . . . . . . . . . . . . .   18
Section 3.22.Solvency . . . . . . . . . . . . . . . . . . . . . . . . . .   18
Section 3.23.Environmental Matters  . . . . . . . . . . . . . . . . . . .   18

ARTICLE IV COVENANTS OF THE COMPANY . . . . . . . . . . . . . . . . . . .   19
Section 4.1.    Corporate Existence . . . . . . . . . . . . . . . . . . .   19
Section 4.2.    Payment of Taxes  . . . . . . . . . . . . . . . . . . . .   19
Section 4.3.    Compliance with Laws and Stock Exchange Rules . . . . . .   19
Section 4.4.    Sale, Dissolution, Merger, or Consolidation . . . . . . .   19
Section 4.5.    Change in Business, Sales, Leases, Etc. . . . . . . . . .   20
Section 4.6.    Performance of Agreements . . . . . . . . . . . . . . . .   21
Section 4.7.    Limitations on Debt . . . . . . . . . . . . . . . . . . .   21
Section 4.8.    Operating Cash Flow . . . . . . . . . . . . . . . . . . .   22
Section 4.9.    Dividends . . . . . . . . . . . . . . . . . . . . . . . .   22
Section 4.10.Liens and Title Defects  . . . . . . . . . . . . . . . . . .   23
Section 4.11.Transactions with Affiliates . . . . . . . . . . . . . . . .   24
Section 4.12.Fees and Expenses  . . . . . . . . . . . . . . . . . . . . .   24
Section 4.13.Inspections  . . . . . . . . . . . . . . . . . . . . . . . .   25






Section 4.14.Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . .   25
Section 4.15.Investments  . . . . . . . . . . . . . . . . . . . . . . . .   26
Section 4.16.Reports  . . . . . . . . . . . . . . . . . . . . . . . . . .   28
Section 4.17.Maintenance and Insurance  . . . . . . . . . . . . . . . . .   30
Section 4.18.Purchase of Notes  . . . . . . . . . . . . . . . . . . . . .   30
Section 4.19.ERISA Compliance . . . . . . . . . . . . . . . . . . . . . .   30
Section 4.20.Downstream Transfers . . . . . . . . . . . . . . . . . . . .   31
Section 4.21.To Keep Books  . . . . . . . . . . . . . . . . . . . . . . .   31
Section 4.22.Environmental Law Compliance . . . . . . . . . . . . . . . .   31
Section 4.23.Notification and Remediation of Releases of
                Hazardous Materials . . . . . . . . . . . . . . . . . . .   31
Section 4.24.Environmental Indemnification  . . . . . . . . . . . . . . .   32
Section 4.25.Notification . . . . . . . . . . . . . . . . . . . . . . . .   32
Section 4.26.No Foreign Subsidiaries  . . . . . . . . . . . . . . . . . .   33

ARTICLE V PAYMENTS ON NOTES . . . . . . . . . . . . . . . . . . . . . . .   33
Section 5.1.    Interest Payments . . . . . . . . . . . . . . . . . . . .   33
Section 5.2.    Mandatory Prepayment  . . . . . . . . . . . . . . . . . .   34
Section 5.3.    Optional Prepayment . . . . . . . . . . . . . . . . . . .   35
Section 5.4.    Payment Procedure . . . . . . . . . . . . . . . . . . . .   35
Section 5.5.    Nonbusiness Days  . . . . . . . . . . . . . . . . . . . .   36
Section 5.6.    Mandatory Prepayment Offer Following Change of
                Control . . . . . . . . . . . . . . . . . . . . . . . . .   36
Section 5.7.    Mandatory Prepayment Offer Following Certain
                Mergers, Consolidations, or Acquisitions  . . . . . . . .   37

ARTICLE VI EVENTS OF DEFAULT AND REMEDIES . . . . . . . . . . . . . . . .   38
Section 6.1.    Events of Default . . . . . . . . . . . . . . . . . . . .   38
Section 6.2.    Acceleration  . . . . . . . . . . . . . . . . . . . . . .   39
Section 6.3.    Actions for Enforcement . . . . . . . . . . . . . . . . .   40
Section 6.4.    Remedies Cumulative . . . . . . . . . . . . . . . . . . .   40
Section 6.5.    Remedies Not Waived . . . . . . . . . . . . . . . . . . .   41
Section 6.6.    Other Lenders . . . . . . . . . . . . . . . . . . . . . .   41

ARTICLE VII REGISTRATION, TRANSFER, AND EXCHANGE OF NOTES . . . . . . . .   41
Section 7.1.    Form, Registration, Transfer, and Exchange
                of Notes  . . . . . . . . . . . . . . . . . . . . . . . .   41
Section 7.2.    Replacement of Notes  . . . . . . . . . . . . . . . . . .   42

                ARTICLE VIII MISCELLANEOUS  . . . . . . . . . . . . . . .   42
Section 8.1.    Successors and Assigns  . . . . . . . . . . . . . . . . .   42
Section 8.2.    Governing Law, Submission to Process, and Usury . . . . .   42
Section 8.3.    Entire Agreement  . . . . . . . . . . . . . . . . . . . .   44
Section 8.4.    Survival of Representations, Warranties,
                Covenants, and Agreement  . . . . . . . . . . . . . . . .   44
Section 8.5.    Partial Invalidity  . . . . . . . . . . . . . . . . . . .   44
Section 8.6.    Notices . . . . . . . . . . . . . . . . . . . . . . . . .   44
Section 8.7.    Further Assurances  . . . . . . . . . . . . . . . . . . .   45
Section 8.8.    Amendment . . . . . . . . . . . . . . . . . . . . . . . .   45
Section 8.9.    No Waiver . . . . . . . . . . . . . . . . . . . . . . . .   46
Section 8.10.Headings; Internal References  . . . . . . . . . . . . . . .   46
Section 8.11.Counterparts . . . . . . . . . . . . . . . . . . . . . . . .   46
Section 8.12.Limitation on Rights of Certain Holders  . . . . . . . . . .   46
Section 8.13.Construction of Representations and Warranties . . . . . . .   46
Section 8.14.Statutory Notice No Oral Agreements  . . . . . . . . . . . .   46






Exhibit A:      Purchasers and Amounts of Notes
Exhibit B-1:    Form of 8.07% Note
Exhibit B-2:    Form of 8.26% Note
Exhibit C-1:    Legal Opinion Atmos Energy Corporation
Exhibit C-2:    Legal Opinion Locke Purnell Rain Harrell
Exhibit D:      Partnerships and Joint Ventures
Exhibit E:      Subsidiaries
Exhibit F:      Changes in Financial Condition
Exhibit G:      Debt
Exhibit H:      Material Agreements
Exhibit I:      ERISA Matters
Exhibit J:      Investments
Exhibit K:      Environmental Matters
Exhibit L:      Payment and Notice Procedures
Exhibit M:      Form of Transfer of Notes
Exhibit N:      Form of Delaware Legality Certificate
Exhibit O:      Litigation












































                            NOTE PURCHASE AGREEMENT

                       PPN: 049560 C*  4 (8.07% Notes)
                           049560 C@ 2 (8.26% Notes)



      This NOTE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 14th day of November, 1994, by and among ATMOS ENERGY CORPORATION, a Texas corporation (together with all successors and assigns, the "Company"), and NEW YORK LIFE INSURANCE COMPANY, a mutual life insurance company organized and existing under the laws of the State of New York, NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION, a Delaware corporation, THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a life insurance company organized and existing under the laws of the State of Texas, AMERICAN GENERAL LIFE INSURANCE COMPANY, a life insurance company organized and existing under the laws of the State of Texas, and MERIT LIFE INSURANCE COMPANY, a life insurance company organized and existing under the laws of the State of Texas (each a "Purchaser", collectively the "Purchasers").


                             W I T N E S S E T H:

      WHEREAS, the Company has authorized the issuance and sale of (i) $20,000,000 aggregate principal amount of its 8.07% Senior Notes due
October 31, 2006 (the "8.07% Notes", and each such 8.07% Senior Note called an "8.07% Note", including any new or replacement 8.07% Note issued pursuant to
Article VII of this Agreement) and (ii) $20,000,000 aggregate principal amount of its 8.26% Senior Notes due October 31, 2014 (the "8.26% Notes", and each such 8.26% Senior Note called an "8.26% Note", including any new or replacement 8.26% Note issued pursuant to Article VII of this Agreement), in each case at 100% of their stated principal amounts; and

      WHEREAS, the Company wishes to sell to the Purchasers, and the Purchasers are willing to purchase, the 8.07% Notes and the 8.26% Notes in the stated principal amounts set forth on Exhibit A of this Agreement, on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, for and in consideration of the premises, the mutual covenants, conditions, and terms in this Agreement, and other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged by the Purchasers and the Company, the Purchasers and the Company hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

      Section 1.1. Terms Defined Elsewhere. The terms "Agreement", "Company", "8.07% Note", "8.07% Notes", "8.26% Note", "8.26% Notes",
"Purchaser" and "Purchasers" and other terms defined elsewhere herein, shall have the meanings so given them.

      Section 1.2. Certain Definitions. As used herein, the following terms shall have the following meanings:





     "Affiliate" has the meaning set forth in Section 4.11.

      "Business Day" means a day other than a Saturday, Sunday, or legal holiday for commercial banks under the laws of the State of Texas and New York.

      "CERCLA" has the meaning specified below in the definition of "Environmental Law."

      "Change of Control" has the meaning given in Section 5.6.

      "Claim" means any and all claims, demands, causes of action, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs and attorneys' fees and other expenses incurred, assessed or sustained by or against the Company or a Subsidiary.

      "Closing" has the meaning given it in Section 2.1.

      "Closing Date" means November 14, 1994 or such earlier date on which all conditions contained in Section 2.2 have been met to the Purchasers' satisfaction.

      "Consolidated Funded Indebtedness" means (a) Total Consolidated Indebtedness in respect of borrowed money, whether secured or unsecured, which by its terms matures more than one (1) year from the date as of which the calculation of Consolidated Funded Indebtedness is made (other than sinking fund, serial maturity, periodic installment, and amortization payments on account of such Total Consolidated Indebtedness that are required to be made within such year), including, without limitation, indebtedness described in the following clause (b) of this paragraph following any election by the obligor to extend or renew the maturity date to a date beyond one (1) year from such date or following the occurrence of any other event which results in an extension or renewal of the maturity date to a date beyond one (1) year from such date and (b) Total Consolidated Indebtedness in respect of borrowed money maturing within one (1) year from such date which is renewable or extendible at the option of the obligor to a date beyond one (1) year from such date, including any such Total Consolidated Indebtedness renewable or extendible (whether or not theretofore renewed or extended) under, or payable from the proceeds of other Total Consolidated Indebtedness which may be incurred pursuant to the provisions of, any revolving credit agreement or other similar agreement (provided that there shall be excluded from Consolidated Funded Indebtedness indebtedness described in this clause (b) that has been outstanding for one year or less and which has been incurred under a revolving credit agreement or other similar agreement entered into to support commercial paper or similar short term working capital credit facilities).

      "Consolidated Net Property" shall mean the aggregate amount of assets of the Company and all its Subsidiaries properly includible under generally accepted accounting principles, consistently applied, under the categories "property, plant and equipment" on the consolidated balance sheet of the Company and all its Subsidiaries, less the amount of accumulated depreciation and amortization attributable thereto.








     "Contested in Good Faith" means, as to any payment, tax, assessment, charge, levy, lien, encumbrance, or claim, contesting the amount, applicability, or validity thereof in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted, provided that the Company or Subsidiary contesting the same shall have established on its books such reserves, if any, with respect thereto as are deemed adequate by the Company or such Subsidiary and its independent public accountants, and provided further that enforcement of the payment, tax, assessment, charge, levy, lien, encumbrance, or claim is stayed pending the resolution of such contest.

      "Contract Rate 8.07% Notes" has the meaning specified in Section 5.1(a).

      "Contract Rate 8.26% Notes" has the meaning specified in Section 5.1(b).

      "Debt" of any Person means at any date, without duplication and determined in accordance with generally accepted accounting principles consistently applied, (a) all obligations of such Person, contingent or otherwise, which should be reflected as liabilities on such Person's balance sheet (including, without limitation, obligations of such Person as lessee under capital leases), excluding however common stock, preferred stock, surplus, and retained earnings and excluding reserves for taxes in respect of income deferred to the future and other deferred credits and reserves, (b) all obligations that are secured by any Lien existing on property owned by such Person regardless of whether the obligations secured thereby shall have been assumed by such Person, and (c) all Guaranties by such Person.

      "Default" means any event which, with notice or lapse of time or both, would constitute an Event of Default.

      "Environmental Law" shall mean all federal, state, local, or foreign laws, statutes, ordinances and regulations presently in effect (as the same may be amended or modified from time to time) or enacted or promulgated in the future regulating or relating to environmental, health or safety matters, including the production, generation, emission, discharge, release, threatened release, treatment, or transportation of Hazardous Materials, including, without limitation, (a) the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sec.9601, et seq. ("CERCLA"), as amended,
(b) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sec6901, et seq. ("RCRA"), (c) the Hazardous Materials Transportation Act, 49 U.S.C. Sec6901, et seq., and (d) similar legislation in any jurisdiction where the Company or any Subsidiary owns property or is doing business, performing a contract, or pursuant to which a contract was let to the Company or any Subsidiary.

      "ERISA" has the meaning specified in Section 3.10.

      "ERISA Affiliate" shall mean each trade or business (regardless of whether incorporated or unincorporated) which together with the Company or a Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended, or subsections (b), (c), (m), or (o) of section 414 of the Internal Revenue Code of 1986, as amended.

      "Event of Default" has the meaning given it in Section 6.1.






     "Governmental Authority" means any nation or government, any state, county, city, or other political subdivision, agency, or instrumentality exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

      "Greeley Indenture" means the Indenture of Mortgage and Deed of Trust dated as of March 1, 1957 between Greeley Gas Company and The Central Bank and Trust Company (now Colorado National Bank) as trustee, as amended and restated in its entirety in the Seventh Supplemental Indenture dated as of October 1, 1983 and as further supplemented by the Eighth through Tenth Supplemental Indentures thereto.

      "Guaranty" or "Guaranties" by any Person shall mean (a) all guaranties, sales with recourse, endorsements (other than for collection or deposit in the ordinary course of business), and other obligations (contingent or otherwise) to pay, purchase, repurchase, or otherwise acquire or become liable upon or in respect of any Debt of others and (b) without limiting the generality of the foregoing, all obligations (contingent or otherwise) to purchase products, supplies, or other property or services from others under agreements requiring payment therefor regardless of the non-delivery or non-furnishing thereof, or to make investments in others, or to maintain the capital, working capital, solvency, or the general financial conditions of others, or to indemnify others against and hold them harmless from damages, losses, and liabilities, all under circumstances intended by such Person to enable others to incur or discharge any of their Debt or to comply with agreements relating to their Debt or otherwise to assure or protect their creditors against loss in respect of such Debt.

      "Hazardous Materials" means any substance or material (a) which is or becomes defined as a hazardous waste, hazardous substance, pollutant, contaminant, or toxic substance under any Environmental Law; (b) which is toxic, explosive, corrosive, flammable, infectious, radioactive, mutagenic, or otherwise hazardous and is or becomes regulated, prohibited or limited by any Governmental Authority; (c) the presence of which requires investigation or remediation under any Environmental Law; or (d) which contains, without limitation, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, crude oil or any fraction thereof.

      "Holder" means any Purchaser (for as long as it is the owner and holder of any Note or any portion thereof) or any other owner and holder of any Note, determined as provided in Article VII, including any successor thereof.

      "Holders" means, collectively, as of any time, all of the holders who then hold the Senior Notes.

      "Lien" means, with respect to any asset, (a) any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset (including, without limitation, any production payment, advance payment, or similar arrangement with respect to minerals in place), regardless of whether filed, recorded, or otherwise perfected under applicable law, (b) the interest of a vendor or lessor under any conditional sale agreement, capital lease, or other title retention agreement relating to such asset, or (c) any option to purchase or lease such asset or similar encumbrance.

      "Limited Investments" has the meaning given it in Section 4.15.






     "Make-Whole Premium" means, for any Note, the amount, if any, by which
(a) the net present value of all scheduled payments of principal and interest due on such Note, which payments are now being paid or prepaid (as the case may be), obtained by discounting each payment, from the date such payment was scheduled to be made to the Settlement Date (discounted to the net present value at a rate equal to one half of one percent plus the applicable Reinvestment Yield), exceeds (b) the amount of principal being so paid or prepaid (as the case may be).

      "Margin Stock" has the meaning specified in Section 3.17.

      "Minority Interests in Subsidiaries" means interests held by others in Subsidiaries in which less than 100% of the voting securities are owned directly or indirectly by the Company.

      "Notes" means, collectively, the 8.07% Notes and the 8.26% Notes.

      "Overdue Rate 8.07% Notes" has the meaning specified in Section 5.1(a).

      "Overdue Rate 8.26% Notes" has the meaning specified in Section 5.1(b).

      "PBGC" has the meaning specified in Section 3.10.

      "Permitted Investments" has the meaning given it in Section 4.15.

      "Person" means any individual, partnership, corporation, trust, unincorporated organization, or government or agency or political subdivision thereof.

      "Plan" has the meaning specified in Section 3.10.

      "Prepayment Date" has the meaning specified in Section 5.3.

      "Pro Rata" with respect to the Notes or any group of Notes, or any Holder or group of Holders, means proportionally allocated among such Notes or Holders based on the aggregate outstanding principal amounts of such Notes or the Notes held by such Holders, as the case may be.

      "Property" has the meaning given to it in Section 4.22.

      "Purchase Documents" means this Agreement, the Notes and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith.

      "RCRA" has the meaning specified in the above definition of "Environmental Law."

      "Reinvestment Yield" means, with respect to each payment or prepayment (as the case may be), the yield to maturity implied by (i) the yields reported on the Business Day next preceding the applicable Settlement Date, for the close of the previous day, on the display designated as "Page C-13, Page 2 of 2" on The Bloomberg, Bloomberg Financial Markets, Government, which lists U.S. Treasuries Yield data for the current day and the close of the previous day (or such other display as may replace Page C-13, Page 2 of 2 on The Bloomberg, Bloomberg Financial Markets, Government) for actively traded U.S. Treasury






securities having a maturity equal to (or very closely approximating) the Remaining Average Life of the outstanding principal balance of the applicable Note as of such Settlement Date, or (ii) if yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date, in Federal Reserve Statistical Release H.15
(519) (or any comparable successor publication) for actively traded U.S. treasury securities having a constant maturity equal to (or very closely approximating) the Remaining Average Life of the outstanding principal balance of the applicable Note as of such Settlement Date. Such implied yield shall be determined, if necessary, by (A) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and
(B) interpolating linearly between reported yields.

      "Remaining Average Life" means, with respect to the outstanding principal balance of any Note as of a Settlement Date, the number of years (calculated to the nearest 1/12 year) obtained by (x) multiplying each scheduled principal payment then being prepaid on such Note by the number of years (calculated to the nearest 1/12 year) that will elapse between the Settlement Date and the scheduled due date for such payment, (y) adding each of such products together, and (z) dividing such sum by the total outstanding principal balance of such Note as of the Settlement Date.

      "Requisite Holders," as of any time, means, with respect to the Notes, Holders who then hold Notes which represent at least two-thirds of the aggregate principal balance then outstanding under all Notes, exclusive of any Notes held by the Company, any Subsidiary or any Affiliate.

      "Settlement Date" means (i) when used in calculating a Make-Whole Premium pursuant to Section 5.3, the related Prepayment Date, and (ii) when used in calculating a Make-Whole Premium pursuant to Section 6.2, the related date of acceleration.

      "Shareholders' Equity" means the sum (determined in accordance with generally accepted accounting principles) of the Company's (a) common stock,
(b) preferred stock, (c) retained earnings, (d) capital surplus, and (e) paid in capital.

      "Stephens Inc." means Stephens Inc., an Arkansas corporation.

      "Subsidiary" means each corporation, trust, partnership, or association in which the Company owns, directly or through another such corporation, trust, partnership, or association, 50% or more of the voting securities.

      "Title Defects" has the meaning given it in Section 3.16.

      "Total Consolidated Indebtedness" means all Debt of the Company and its Subsidiaries, including Consolidated Funded Indebtedness plus current maturities thereof and Debt with maturities less than one year.

      "Wholly-Owned Subsidiary" means any Subsidiary in which the Company owns, either directly or indirectly, 100% of the voting securities.








     Section 1.3. Accounting Principles. Whenever any provision hereof calls for a determination of accounts, assets, or liabilities to be made, unless otherwise expressly provided, such determination shall be made in accordance with generally accepted accounting principles.

      Section 1.4. Singular and Plural. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.


                                  ARTICLE II

                          PURCHASE AND SALE OF NOTES

      Section 2.1.  Closing.

      (a) The Company hereby agrees to issue and sell to the Purchasers, and, subject to the terms and conditions and in reliance upon the representations and warranties of the Company set forth in this Agreement and the other Purchase Documents, the Purchasers agree to purchase from the Company, on the Closing Date, Notes in the aggregate principal amount of $40,000,000. The purchase price for each of the Notes shall be equal to 100% of the principal amount thereof, and shall be fully paid in federal funds or other immediately available funds on the Closing Date for the purchase and sale of such Note by wiring such funds to the account of Company as follows:

            Name of Bank: NationsBank of Texas, Dallas, Texas
            ABA: 111-0000-25
            Account of Atmos Energy Corporation
            Account Number: 0180347500

      (b) The Closing shall be held in the offices of Hopkins & Sutter, 1717 Main Street, Suite 3700, in Dallas, Texas (or at such other location as the Company and the Purchasers may mutually determine). The Notes being delivered to each Purchaser at the Closing shall consist of one or more Notes, as specified by such Purchaser, in the aggregate stated principal amount being purchased by such Purchaser at the Closing, and bearing the coupon rate, as specified on Exhibit A, duly authorized and issued and duly registered in the name of such Purchaser. Each 8.07% Note shall be in the form of Exhibit B-1, and each 8.26% Note shall be in the form of Exhibit B-2.

      Section 2.2. Conditions Precedent to Purchasers' Obligations. The obligations of each Purchaser to purchase and pay for the Notes to be acquired by it hereunder at the Closing shall, unless waived by the Purchasers in writing, be subject to the performance by the Company prior to or on such Closing Date of all of its agreements then or theretofore to be performed under this Agreement and other Purchase Documents, and to the satisfaction, prior to or concurrently with the Closing, of the following further conditions:

      (a) Legal Opinions. The Purchasers shall have each received at the Closing favorable opinions dated the Closing Date from Donald E. James, Esq., Senior Vice President and General Counsel of the Company, and from Locke Purnell Rain Harrell (a Professional Corporation), counsel to the Company,






substantially in the forms of Exhibits C-1 and C-2, respectively, and with respect to such other matters as the Purchasers may reasonably request. The Purchasers shall also have each received from Hopkins & Sutter, its special Texas counsel, its favorable opinion, dated the Closing Date, with respect to such matters pertaining to this Agreement and the purchase and sale of the Notes hereunder as the Purchasers may reasonably request.

      (b) Representations and Warranties True. The representations and warranties of the Company contained in Article III of this Agreement and otherwise made in writing by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated hereby shall be true and correct when made and at and as of the time of the Closing, with the same effect as though such representations and warranties had been made on and as of the Closing Date.

      (c) No Default. As of the Closing, no "event of default" or condition or event that with the passage of time or the giving of notice or both could become an "event of default" under any instrument evidencing, creating, or securing Debt of the Company or any Subsidiary, or under any agreement to which the Company or any Subsidiary is a party which is material to the Company and the Subsidiaries on a consolidated basis, shall have occurred, unless the same shall have been waived in writing to the satisfaction of the Purchasers by the holders of such Debt or the other parties thereto (as the case may be).

      (d) Compliance with this Agreement. As of the Closing Date, unless waived by the Purchasers in writing, (i) the Company shall not have taken or suffered to be taken any action which it would have been prohibited from taking or suffering to be taken, and shall have not omitted or permitted the omission of any action which it would have been required to take or cause to be taken, if the Notes had been outstanding from the date hereof, and (ii) no condition or event which, if the Notes had been outstanding from the date hereof, would constitute a Default or an Event of Default shall have occurred.

      (e) Officers' Certificate. The Purchasers shall have each received a certificate dated the Closing Date signed by the President and the Chief Financial Officer of the Company, in form and substance satisfactory to the Purchasers and their special counsel, certifying that the conditions specified in Sections 2.2(b), (c), and (d) have been satisfied.

      (f) Consolidated Balance Sheet. The Purchasers shall have each received the audited consolidated balance sheet of the Company and the Subsidiaries dated as of September 30, 1993 and unaudited consolidating and consolidated balance sheets of the Company and the Subsidiaries dated as of the last day of the calendar month immediately preceding the Closing Date (or, if such balance sheets cannot reasonably be prepared by the Closing Date, then dated as of the last day of the next prior calendar month), each accompanied by the certificate of the Chief Financial Officer of the Company certifying that each of them has been prepared in accordance with generally accepted accounting principles, consistently applied, subject to normal year-end adjustments, and that they fairly reflect the financial condition of the Company and the Subsidiaries as at their respective dates. The Purchasers shall also have each received the additional unaudited consolidated balance sheet of the Company and the Subsidiaries incorporating pro forma entries and adjustments prepared in accordance with generally accepted accounting






principles, applied to give effect to the transactions contemplated by this Agreement, which show that the Company and the Subsidiaries (after giving such effect) are solvent as of the date of the unaudited consolidated and consolidating balance sheets delivered at the Closing pursuant to the preceding provisions of this Section 2.2(f).

      (g) No Default; Fulfillment of Conditions. The Purchasers shall have each received from the Company a certificate from the President and Chief Financial Officer of the Company dated as of the Closing Date certifying (i) that there does not exist and there has not occurred any Event of Default or any condition or event that, with the lapse of time or the taking of any action or both, would constitute an Event of Default, and (ii) that the financial standards and other covenants set forth in Sections 4.5, 4.7, 4.8, 4.9, 4.10(b), and 4.15 have been and then continue to be met.

      (h) Sale and Purchase of All Notes. The Company shall have sold, and the Purchasers shall have purchased, all of the Notes which are to be sold and purchased on the Closing Date pursuant to this Agreement.

      (i) Legal Investment. The purchase of and payment for the Notes by each of the Purchasers shall constitute a legal investment for such Purchaser under the laws of any applicable jurisdiction without reference to any "basket" or "leeway" provision thereof and shall not be prohibited by any applicable law or governmental regulation and shall not subject such Purchaser to any penalty under any applicable law or governmental regulation.

      (j) Proceedings Satisfactory. All instruments and legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Purchasers and to the Purchasers' special counsel, and the Purchasers shall have each received all documents or other evidence which any of them or their special counsel may reasonably have requested in connection with such transactions, including, without limitation, (i) a copy of the articles of incorporation of the Company, certified by the appropriate state governmental authority, (ii) copies of the articles of incorporation of each of the Subsidiaries, the bylaws of the Company and each Subsidiary, and resolutions of the Company's board of directors authorizing the transactions contemplated hereby, each certified by the secretary or an assistant secretary of the Company or, in the case of the articles of incorporation or bylaws of a Subsidiary, by the secretary or assistant secretary of such Subsidiary, and (iii) certificates or telegrams from appropriate state governmental authorities relating to the good standing and authority to do business of the Company and the Subsidiaries, each of the foregoing in form and substance satisfactory to the Purchasers and their special counsel.

      (k) Delivery of the Notes. The Purchasers shall have each received all Notes to be delivered to it upon the Closing, each of which shall comply in all respects with the provisions of Section 2.1.

      (l) Approval of Issuance of Notes by State Regulatory Agencies. The Purchasers shall have each received from the Company evidence of the approval by the Kentucky Public Service Commission, Colorado Public Utilities Commission, Kansas Corporation Commission, and Missouri Public Service Commission of the issuance of the Notes.







     (m) Private Placement Number. The 8.07% Notes and the 8.26% Notes shall have each been assigned, and shall bear on the face thereof, a private placement number by Standard and Poor's CUSIP Service Bureau.

      (n) Certification of Insurance. The Purchasers shall have each received a certificate from the Company describing all of the Company's insurance and self-insurance coverages, specifying the types and amounts thereof and otherwise in detail, form and substance satisfactory to the Purchasers.

      (o) Investment Letter. The Purchasers shall have each received a confirmation from the Company's investment bankers as to matters described in
Section 3.13.

      (p) Delaware Legality Certificate. The Purchasers shall have each received a duly executed and completed Delaware Legality Certificate in the form attached hereto as Exhibit N with appropriate insertions.

      (q) Payment of Special Counsel Fees. The Company shall have paid the fees and disbursements of Hopkins & Sutter, the Purchasers' special Texas counsel.

      Section 2.3 Use of Proceeds. The Company shall use the proceeds from the sale of the Notes, first to repay Debt of the Company presently owing to NationsBank of Texas, N.A. and Amarillo National Bank, and second for the Company's general corporate purposes.

      Section 2.4. Investment Purpose. Each Purchaser represents and warrants to the Company that (a) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended (in this section, the "Act"), and (b) the Note(s) which it is purchasing are being acquired for its own account for investment, and not with a view to the sale or distribution thereof, nor with any present intention of selling or distributing such Note, but subject, nevertheless, to its right to have the disposal of all or any part of its property (including such Note(s)) at all times be within its control.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      As of the date hereof and as of the time of the Closing, and subject to the provisions of Section 8.13 regarding the construction of certain representations and warranties, the Company represents and warrants to each Holder that:

      Section 3.1. Organization and Authority of the Company and the Subsidiaries.

      (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. Each Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation. Each of the Company and the Subsidiaries has all requisite corporate power and authority to own and operate its






properties and to carry on its business as now conducted and as presently proposed to be conducted, including, in the case of the Company, all requisite power and authority to enter into this Agreement, to issue the Notes, and to carry out the terms of this Agreement and the Notes. Each of the Company and the Subsidiaries is qualified to do business in each jurisdiction where it maintains any place of business or where the nature of its business or properties requires such qualification as set forth in Exhibit E. Neither the Company nor any Subsidiary is a partner (general or limited) or member in any partnership or joint venture except as disclosed on Exhibit D.

      (b) The Company has no Subsidiaries other than those identified on Exhibit E. All of the outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is owned by the Company or another Subsidiary as shown on Exhibit E free and clear of all Liens or other charges, encumbrances, or restrictions on transfer, and there are no options, warrants or other rights to acquire shares outstanding with respect thereto.

      Section 3.2. Execution, Delivery, and Binding Nature of Obligations. The execution, delivery, and performance of this Agreement and the Notes have been duly authorized by all requisite actions of the Company (no action by the stockholders being required). This Agreement and each of the Notes has been duly executed and delivered by the Company and constitutes a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights, and provided that no representation or warranty is made as to the availability of specific performance, injunctive relief, or other equitable remedies.

      Section 3.3. Franchises, Etc. Each of the Company and the Subsidiaries has all such franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, approvals, authorizations, and orders of governmental bodies, political subdivisions, and regulatory authorities as are necessary for the ownership of the properties now owned by it, the maintenance and operation of the properties now maintained or operated by it, and the conduct of the business now conducted by it (other than those, if any, the lack of which will not result in any material adverse effect on the properties, operations, business, or financial condition of the Company and the Subsidiaries on a consolidated basis).

      Section 3.4. Financial Statements. Subject to any qualifications set forth in the accompanying reports of independent certified public accountants, where applicable, all financial statements of the Company and the Subsidiaries (or of any Subsidiary) that have been delivered to the Purchasers (including, without limitation, the financial statements contained in the Company's Forms 10-K for its reporting periods ended September 30, 1989, 1990, 1991, 1992, and 1993 and the Company's Forms 10-Q for its fiscal quarters ended December 31, 1993, March 31, 1994, and June 30, 1994), are complete and correct in all material respects (subject, in the case of any such financial statements that are unaudited, to year-end audit adjustments) and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby. Such financial statements (together with the pertinent notes thereto) fairly present the financial condition of the Company and the Subsidiaries at the respective






dates indicated, all in accordance with generally accepted accounting principles.

      Section 3.5. Changes, Etc. Other than as disclosed in Exhibit F, since June 30, 1994, there has been no material adverse change in the financial condition, operations, properties, or business of the Company or any Subsidiary; and, except as disclosed in Exhibit F or in the financial statement of the Company as of June 30, 1994 previously delivered to the Purchasers, all matters set forth in any other document, certificate, or written statement furnished to any Purchaser by the Company or on behalf of the Company by Stephens Inc. in connection with the Notes (including, without limitation, in connection with their purchase and sale hereunder) remain true and correct in all material respects as of the date hereof, and there has occurred no event or fact which has not been disclosed to the Purchasers in writing, the disclosure of which is necessary in order to make the matters set forth therein not misleading as of the date hereof.

      Section 3.6. Tax Returns and Payments. Each of the Company and the Subsidiaries has filed all tax returns required by law to be filed and paid all taxes, assessments, and other governmental charges levied upon any of their respective properties, assets, income, or franchises, other than those not yet delinquent and except such of the foregoing as are being Contested in Good Faith by the Company or Subsidiary and except for certain county, city, school district or similar ad valorem taxes the failure of which to have been paid will not have any material adverse effect on the properties, operations, business, or financial condition of the Company and the Subsidiaries on a consolidated basis. Neither the Company nor any Subsidiary has executed any waiver or waivers that would have the effect of extending the applicable statutes of limitations in respect of their income tax liabilities. The charges, accruals, and reserves on the books of the Company and the Subsidiaries in respect of income taxes for all fiscal periods are adequate, and there is no unpaid assessment for additional income taxes for any fiscal period or, to the best knowledge of the Company, any basis therefor.

      Section 3.7. Debt. Neither the Company nor any Subsidiary has any Debt whatsoever except for (a) the loans under the Notes, (b) trade accounts payable, accrued tax liabilities and other current and accrued liabilities, in each case incurred in the ordinary course of business and (c) Debt described on Exhibit G hereto; and no Debt of the Company or any Subsidiary is senior to or has collection rights preferential to those under the Notes (except to the extent certain preferential collection rights may exist with respect to certain assets of the Company located in the States of Colorado, Kansas, and Missouri that are encumbered by the Lien of the Greeley Indenture, which Lien secures Debt outstanding on the date of this Agreement in an aggregate principal amount of $17,000,000).

      Section 3.8. Pending Litigation. Except as disclosed in Exhibit O, there is no action, proceeding, or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary in any court or before or by any federal, state, or other governmental department, commission, agency, or other instrumentality, or before any arbitrator that involve any of the transactions herein contemplated or, that if adversely determined, would have a material adverse effect on the Company and the Subsidiaries on a consolidated basis or on the Company's ability to perform under this Agreement or the other Purchase Documents.






     Section 3.9. Compliance with Other Instruments. Neither the Company nor any Subsidiary is in violation of its articles of incorporation or bylaws. Neither the Company nor any Subsidiary nor any of their properties is in default under or violation of, and there exists no temporary waiver of compliance or temporary waiver of default with respect to, any agreement, instrument, bond, debenture, note, judgment, writ, injunction, award, decree, order, law, statute, or governmental or stock exchange rule or regulation applicable to the Company or any Subsidiary (including, without limitation, Environmental Laws and applicable statutes or governmental rules, regulations, and orders relating to safety and other similar standards or controls) which would have a material adverse effect on the properties, operations, business, or financial condition of the Company and the Subsidiaries on a consolidated basis or that affects the Company's or any Subsidiary's ability to perform any of its obligations under this Agreement or any of the Notes; and none of the execution, delivery, or performance of this Agreement or any of the Notes will result in any such default or violation or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary. There is no provision in the agreements, instruments, bonds, debentures, notes, judgments, writs, injunctions, awards, decrees, orders, laws, statutes, rules, and regulations specified in the preceding provisions of this Section 3.9, nor is there any charter or other restriction, that materially adversely affects or that may reasonably be expected, as of the date hereof, to materially adversely affect in the future the properties, operations, business, or financial condition of the Company and the Subsidiaries on a consolidated basis or the Company's ability to perform its obligations under this Agreement or any of the Notes. Exhibit H hereto contains a correct and complete list and description of all of the agreements to which the Company or any Subsidiary is a party which are material to the Company and the Subsidiaries on a consolidated basis, as the case may be.

      Section 3.10. Employee Retirement Income Security Act of 1974. Without in any way limiting the scope of Section 3.9, except as disclosed on
Exhibit I, (a) neither the Company, nor any Subsidiary or ERISA Affiliate, maintains any plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and (b) neither the Company nor any Subsidiary nor any ERISA Affiliate has incurred or expects to incur (i) any material accumulated funding deficiency within the meaning of section 302 of ERISA or (ii) any material liability to the Pension Benefit Guaranty Corporation ("PBGC") in connection with any employee benefit plan; and neither the Company nor any Subsidiary has had any tax assessed against it by the Internal Revenue Service for any alleged "prohibited transaction" or other violation under section 4975 of the Internal Revenue Code of 1986, as amended, with respect to any such plan. Neither the Company nor any Subsidiary nor any ERISA Affiliate maintains any plan covered by Title IV of ERISA with an actuarial present value of accrued plan benefits in excess of net assets. No plan maintained by the Company or any Subsidiary or any ERISA Affiliate has been terminated in a termination which would result in the imposition of a lien pursuant to section 4068 of ERISA. Neither the Company, nor any Subsidiary or any ERISA Affiliate, is making or accruing an obligation to make any contribution to a plan which is a "multi-employer plan" (as defined in section 3(37) of ERISA) nor has any such contribution been made within five years of the date hereof. The Company and each of the Subsidiaries and ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA as to any such plan, and no "reportable event" (other than a reportable event not subject to the provision for 30-day notice to the






Pension Benefit Guaranty Corporation) has occurred with respect to any such plan. The purchase of any of the Notes by any Purchaser pursuant to this Agreement is not and will not constitute or involve a "prohibited transaction" within the meaning of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. Except as disclosed in Exhibit I, the Company does not, nor does any Subsidiary or ERISA Affiliate, have or maintain any Plan subject to ERISA which has invested funds with, or purchased a contract from, any Purchaser. No conditions exists nor has any event or transaction occurred in connection with any Plan which could reasonably be foreseen to result in the incurrence by the Company, any Subsidiary or any ERISA Affiliate of any material liability, fine or penalty under ERISA or the Internal Revenue Code of 1986, as amended.

      Section 3.11. Consent. Neither the Company nor any Subsidiary has been or is required to obtain any consent, approval, or authorization of, or to make any declaration or filing with, any governmental authority or stock exchange or any other Person as a condition precedent to the valid execution, delivery, and performance of this Agreement or any of the Notes, other than the consent of the Public Service Commissions of Kentucky and Missouri, the Public Utilities Commission of Colorado, and the Kansas Corporation Commission, which consents have been obtained by the Company.

      Section 3.12. Patents and Trademarks. Each of the Company and the Subsidiaries has all patents, trademarks, service marks, trade names, copyrights, and licenses, or rights with respect to the foregoing, as are adequate for the conduct of its business as now conducted and presently proposed to be conducted, without any known conflict with the rights of others.

      Section 3.13. Offer of Notes. Neither the Company nor any Subsidiary nor anyone acting on behalf of the Company or any Subsidiary has taken or will take any action that would require registration of the issuance and sale of any Note under the provisions of section 5 of the Securities Act of 1933, as amended, or qualification under the provisions of any applicable state blue sky or other securities law or regulation. Neither the Company nor any agent acting on its behalf has, either directly or indirectly, sold or offered for sale or disposed of, or attempted or offered to dispose of, the Notes or any part thereof, or any similar obligation of the Company, to, or has solicited any offers to buy any of the Notes or any part thereof from, or has otherwise approached or negotiated in respect of the Notes or any part thereof with, any Person or Persons other than the Purchasers and not more than 20 other institutional investors.

      Section 3.14. Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or a company directly or indirectly "controlled" by or "acting on behalf of" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

      Section 3.15. Public Utility. Neither the Company nor any Subsidiary is required to register under the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act"), or the rules and regulations thereunder.

      Section 3.16. Good and Marketable Title. Each of the Company and the Subsidiaries has good and marketable title, or valid and subsisting






leasehold interests, to all real property assets, and good and indefeasible title to all personal property assets, in each case necessary or appropriate for the operation of its respective businesses (subject to no Liens other than those permitted under Section 4.10 and free and clear of all other title defects, exceptions, and encumbrances which, if present, would have a material adverse effect on the business, properties, operations or financial condition of the Company and the Subsidiaries on a consolidated basis ("Title Defects")), and collectively have such title to all assets accounted for on the unaudited consolidated financial statements of the Company dated June 30, 1994 delivered by the Company to the Purchasers, subject to no Liens other than those permitted under Section 4.10.

      Section 3.17. Regulation G, Etc. The Company does not now own or presently intend to own, and will not use any of the proceeds of the sale of any Note to purchase or carry any "margin security" within the meaning of Regulation G, 12 C.F.R. Part 207, of the Board of Governors of the Federal Reserve System ("Margin Stock"), nor will the Company use any of the proceeds of the sale of any Note to reduce or retire any indebtedness which was originally incurred to purchase or carry any Margin Stock. The Company will not use any of such proceeds, directly or indirectly, for any purpose that might constitute the transaction contemplated hereby a "purpose credit" within the meaning of said Regulation G. The proceeds of the sale of the Notes will be used in their entirety for the purposes set forth in Section 2.3, and for no other purpose. None of the proceeds will be used, directly or indirectly, in a fashion that might, nor shall the Company or any Person acting on the Company's behalf take any action that might, cause any of the Notes or this Agreement, or the transactions contemplated herein and therein, to violate Regulation G, Regulation T, Regulation U, Regulation X, or any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934, each as now in effect or as the same may hereinafter be in effect. None of the transactions contemplated herein or in the Notes will require any Holder to complete a Federal Reserve System Form G-3.

      Section 3.18. Foreign Credit Restraints. The Company is not a "national" of any foreign country designated in the Foreign Assets Control Regulations, the Transaction Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Cuban Assets Control Regulations, the Nicaraguan Trade Control Regulations, the Iraqi Sanctions Regulations, the Haitian Transactions Regulations or the Libyan Sanctions Regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended). None of the proceeds of the sale of the Notes will be used, directly or indirectly, for the purpose of engaging in any transaction which violates any of such Regulations or which violates the Foreign Funds Control Regulations or the Transaction Control Regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended), or any regulation or ruling issued thereunder.

      Section 3.19. Brokers. Neither the Company nor any Subsidiary has employed the services of any broker or finder in connection with the transactions contemplated by this Agreement other than Stephens Inc., and neither the Company nor any Subsidiary owes any broker's or finder's fee or commission in connection with such transactions other than the fee to Stephens Inc.







     Section 3.20. Full Disclosure. Neither this Agreement nor any other document, certificate, or statement furnished to any Purchaser by the Company or on behalf of the Company by Stephens Inc. in connection with the transactions contemplated hereby and thereby (including without limitation the Information Memorandum of the Company dated August 1994) either (a) contains any statement of a material fact that is untrue as of the date of such agreement, document, certificate, or statement or as of the date hereof or (b) omits to state a material fact necessary to make the statements contained herein or therein not misleading.

      Section 3.21. Investments. Exhibit J hereto sets forth a list, complete and correct in all material respects, of all outstanding investments of the Company, together with the outstanding amount of each such investment, the name of the Person in which such investment is made and a brief description of the terms of such investment.

      Section 3.22. Solvency. The Company is now, and upon giving effect to the issuance of the Notes will be, a "solvent institution", as such term is used in Section 1405(c) of the New York Insurance Law and Section 1308(2) of the Delaware Insurance Code, whose "obligations, if any, are not in default as to principal or interest," as such terms are used in such Section 1405(c).
The Company is not now, and upon giving effect to the issuance of the Notes will not be, "insolvent," as such term is used in Section 24.003 of the Texas Business and Commercial Code.

      Section 3.23.     Environmental Matters.  Except as disclosed in Exhibit
K:

      (a) the Company and the Subsidiaries are in compliance with all applicable federal, state and local laws and regulations relating to pollution control and environmental contamination, including all laws and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of Hazardous Materials and all laws and regulations with regard to recordkeeping, notification and reporting requirements respecting Hazardous Materials, the failure of which to comply would have a material adverse effect on the Company and the Subsidiaries on a consolidated basis or on the Company's ability to perform under this Agreement or the other Purchase Documents; and

      (b) none of the Company and the Subsidiaries has been alleged in writing to be in violation of or to have any obligation for remediation under (nor does the Company or any Subsidiary otherwise have any knowledge of any violation of or any obligation for remediation under), nor has the Company or any Subsidiary been subject to, any administrative or judicial proceeding pursuant to, such laws or regulations, either now or any time prior to the Closing Date, nor has any Claim under CERCLA, RCRA or any other federal, state or local environmental statute or regulation been asserted against the Company, except in each case as to matters that have been finally and fully resolved (with any judgment, fine or other payment owing by the Company in connection therewith having been paid in full), which if adversely determined would have a material adverse effect on the Company and the Subsidiaries on a consolidated basis or on the Company's ability to perform under this Agreement or the other Purchase Documents.








                            ARTICLE IV

                           COVENANTS OF THE COMPANY

      Until such time as the principal and interest on the Notes shall have been paid in full, the Company covenants and agrees with each Holder that it shall duly perform and observe, and shall cause each of the Subsidiaries to duly perform and observe, each and all of the covenants and agreements hereinafter set forth and shall bear any and all costs and expenses arising therefrom:

      Section 4.1. Corporate Existence. Except as herein expressly permitted to the contrary, each of the Company and the Subsidiaries will do all things necessary to preserve and keep in full force and effect its corporate existence and all rights and franchises the failure to maintain which would have a material adverse effect on the business, operations, properties, or financial condition of the Company and the Subsidiaries on a consolidated basis; provided, however, that the corporate existence of any Subsidiary need not be preserved or kept in full force and effect if termination or abandonment thereof is in the best interest of the Company and not disadvantageous to the Holders of the Notes.

      Section 4.2. Payment of Taxes. Each of the Company and the Subsidiaries shall pay and discharge, or cause to be paid and discharged, promptly as they become due and payable, all taxes, assessments, and other governmental charges or levies imposed upon it or its income or upon any of its property (real, personal, or mixed) or upon any part thereof, as well as all claims of any kind, including claims for labor, materials, and supplies, that, if unpaid, would by law become a Lien upon such property; provided, however, that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy, or claim if and for so long as the same is being Contested in Good Faith.

      Section 4.3. Compliance with Laws and Stock Exchange Rules. Each of the Company and the Subsidiaries shall comply in all material respects with all applicable statutes, rules, regulations, and orders of, and all applicable restrictions imposed by, all governmental authorities and stock exchanges in respect of the conduct of its business and the ownership of its property, including, without limitation, applicable statutes, rules, regulations, orders, and restrictions relating to environmental, safety, and other similar standards or controls.

      Section 4.4. Sale, Dissolution, Merger, or Consolidation. Neither the Company nor any Subsidiary shall, directly or indirectly (including, without limitation, by sale or other transfer of the stock of any Subsidiary), (a) sell, lease, abandon, or otherwise dispose of any of its properties or assets that constitute a substantial portion of the property and assets of the Company and its Subsidiaries in the aggregate (other than sales, leases or other dispositions of assets in the ordinary course of business, provided that such sales, leases or other dispositions do not, either individually or in the aggregate, materially adversely affect the business, operations or financial condition of the Company and the Subsidiaries on a consolidated basis); (b) take any action to dissolve the Company or any Subsidiary other than the dissolution of a Subsidiary as permitted under Section 4.1 and unless the dissolution of a Subsidiary is in the best interest of the Company and not






disadvantageous to the Holders; or (c) merge or consolidate with or into any other corporation or other entity or permit any other corporation or entity to merge or consolidate with or into the Company or any Subsidiary; provided, however, that any Subsidiary may merge or consolidate with or into, the Company or any other Subsidiary, provided, however, that, in the case of any merger or consolidation involving two or more Subsidiaries, the surviving entity remains a Subsidiary, and provided further that the Company may merge or consolidate with or into any other corporation if (i) the successor corporation shall be organized under the laws of the United States of America or of any state thereof and is not "insolvent" (as defined in 11 U.S.C. 101(32)(A)), (ii) immediately before and immediately upon such merger or consolidation, no Event of Default (or condition or event that, with lapse of time or the taking of any action or both, would constitute an Event of Default) shall exist, (iii) immediately upon such merger or consolidation, such successor corporation expressly shall assume, by written instrument executed by such successor corporation in form and substance satisfactory to the Requisite Holders, the due and punctual payment of principal and of interest on the Notes, according to their tenor, and the due and punctual performance and observance of all the terms, covenants, and conditions of this Agreement and the other Purchase Documents then and thereafter to have been performed and observed by the Company, and (iv) the provisions of Section 5.7 hereof shall be complied with by the Company.

      Section 4.5. Change in Business, Sales, Leases, Etc. The Company and the Subsidiaries shall at all times maintain the general nature of their operations and businesses such that at least 80% of the consolidated gross revenues of the Company and the Subsidiaries for each period of four consecutive fiscal quarters are derived from, and at least 80% of the consolidated total assets of the Company and the Subsidiaries are used primarily in and related to, the businesses of gas, electric, water, and other utilities and, where relevant to the particular utility involved, the generation, transportation, transmission, and distribution thereof. In addition, the Company and the Subsidiaries shall not, directly or indirectly (including without limitation by sale or other transfer of the stock of any Subsidiary) make any sale, lease, abandonment or other disposition of any property or other assets that will materially impair on a consolidated basis the Company's and the Subsidiaries' financial conditions, operations, or businesses, or enter into any arrangement, directly or indirectly, whereby the Company or any Subsidiary shall sell or transfer and then or thereafter rent or lease back any of their properties ("Sale/Leaseback Transactions"). The preceding notwithstanding, Sale/Leaseback Transactions shall be permitted (a) with respect to the General Purpose Real Property of the Company or any Subsidiary without regard to the limitation set forth in the following clause
(b) (provided that they are not otherwise prohibited under another provision of this Agreement), and (b) with respect to other property of the Company or any Subsidiary provided that the aggregate amount of all properties subject to Sale/Leaseback Transactions (excluding General Purpose Real Property) shall not at any time exceed 10% of the Consolidated Net Property of the Company and its Subsidiaries (excluding General Purpose Real Property). For purposes of this Section, "General Purpose Real Property" shall mean real property that has been improved for use as, and is being used for no purpose other than, an office, warehouse, service center, meter shop, computer center, training center, parking lot, or other similar use.








     Section 4.6. Performance of Agreements. The Company shall, and shall cause each Subsidiary to:

      (a) pay or cause to be paid the principal of and the premium or other prepayment charge, if any, and the interest on all Debt thereof (including the Debt evidenced by the Notes), whether heretofore or hereafter incurred or assumed by it, when and as the same shall become due and payable (taking into account applicable grace or cure periods, if any);

      (b) faithfully perform, observe, and discharge (taking into account applicable grace or cure periods, if any) all covenants, conditions, and obligations imposed on it by this Agreement and the Notes and, in all material respects, all covenants, conditions, and obligations imposed on it by all other agreements, contracts, and other instruments binding the Company; and

      (c) not suffer or permit there to occur any default or event of default under any of the foregoing (taking into account applicable grace or cure periods, if any);

provided, however, that (i) this Section 4.6 shall not require the Company to make any payment in respect of any Debt (other than Debt due under this Agreement or evidenced by any Note) if (A) such payment would prevent the Company from repaying any amount due under this Agreement or any of the Notes when the same shall be due or (B) such payment in respect of such Debt (other than Debt evidenced by any Note) is being Contested in Good Faith; and (ii) nothing in this Section 4.6 shall be construed to relieve the Company of the restrictions imposed by Sections 4.7 or 4.10 or to modify or restrict the terms and conditions of Article VI or any Holder's rights or remedies thereunder.

      Section 4.7. Limitations on Debt. The Company shall not permit any of the following conditions to exist:

      (a) Consolidated Funded Indebtedness to exceed 65% of the sum of (i) Consolidated Funded Indebtedness plus (ii) the Company's Shareholders' Equity plus (iii) Minority Interests in Subsidiaries;

      (b) Total Consolidated Indebtedness (excluding trade accounts payable and other current and accrued liabilities other than liabilities for borrowed money) to exceed 70% of the sum of (i) Total Consolidated Indebtedness (excluding trade accounts payable and other current and accrued liabilities other than liabilities for borrowed money) plus (ii) the Company's Shareholders' Equity plus (iii) Minority Interests in Subsidiaries; or

      (c) The existence of any Consolidated Funded Indebtedness that would be senior to or have collection rights preferential to those of the Holders under the Notes unless (i) such Consolidated Funded Indebtedness would be used to pay in full all amounts due or to become due (including any amounts called for in the event of voluntary prepayment) under this Agreement, the other Purchase Documents and all of the Notes, or (ii) such Consolidated Funded Indebtedness is secured by Liens permitted under Section 4.10(b), provided in the case of this clause (ii) that any such Consolidated Funded Indebtedness that is undersecured or otherwise not fully secured by such Liens shall, to the extent undersecured or otherwise not fully secured, not be senior to or have collection rights preferential to those of the Holders under the Notes,






which shall be evidenced by documentation satisfactory in form and substance to the Requisite Holders.

      Section 4.8. Operating Cash Flow. The Company shall use its best efforts to cause, for each consecutive four fiscal quarter period, the sum of the Company and the Subsidiaries consolidated net incomes plus the aggregate amount of depreciation deducted in calculating such net incomes plus the aggregate amount of deferred taxes deducted in calculating such net incomes plus the aggregate amount of all other noncash charges deducted in calculating such net incomes, to be equal to or greater than 12.5% of Total Consolidated Indebtedness (excluding trade accounts payable and other current and accrued liabilities other than liabilities for borrowed money) as of the end of the last such fiscal quarter. In the event that, at the end of any fiscal quarter, the standards set forth in the immediately preceding sentence shall not be met with respect to the latest four consecutive fiscal quarters (including such fiscal quarter), the Company shall cause valid and perfected first-priority Liens to be created and maintained at all times thereafter pursuant to documentation satisfactory to the Requisite Holders, securing Pro Rata the repayment of the Notes, against properties of the Company (and/or Subsidiaries, if necessary) reasonably acceptable to the Requisite Holders and having a book value as of the end of such fiscal quarter equal to at least one and one-half times the aggregate principal balance outstanding under the Notes as of the end of such fiscal quarter.

      Section 4.9. Dividends. The aggregate cash dividends paid on the stock of the Company and the Subsidiaries (other than, in the case of any Subsidiary, dividends paid to the Company or a Wholly-Owned Subsidiary) after the Closing Date, shall not exceed the sum of (a) 75% of the aggregate consolidated net income (loss) of the Company and the Subsidiaries for periods after September 30, 1990, plus (b) 100% of the net cash proceeds to the Company from any issuance of its capital stock after September 30, 1990, plus
(c) $20,000,000; provided, however, that no such dividends shall be paid at any time after the occurrence of an Event of Default or an event or condition which, upon the passing of time or the giving of notice or both, would become an Event of Default; and provided further that the amount of dividends that may be paid pursuant to this Section 4.9 shall be reduced by the aggregate amount of Limited Investments (as defined in Section 4.15) then maintained by the Company or any Subsidiary.

      Section 4.10. Liens and Title Defects. Neither the Company nor any Subsidiary shall create, assume, incur, or suffer to exist against any of its assets, any Lien or Title Defect; provided, however, that the following Liens shall be permitted:

      (a) Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money, provided that the obligations secured by such Liens are not yet due or payable or, if then due or payable, are being Contested in Good Faith and, in either such case, if not paid would not singly or in the aggregate result in any material adverse effect on the business, properties, operations, or financial condition of the Company and the Subsidiaries on a consolidated basis;

      (b)   Liens described in the following clauses (i) and (ii) of this
Section 4.10(b), provided that: (x) at no time shall the aggregate principal amount of all Debt secured by Liens described in the following clauses (i) and






(ii) then outstanding exceed 30% of the Consolidated Net Property of the Company and the Subsidiaries, (y) no Lien described in the following clauses
(i) and (ii) shall be incurred at any time following (or if the same would result in) the occurrence of an Event of Default or an event or condition which, upon the passing of time or the giving of notice or both, would constitute an Event of Default and (z) no Lien described in the following clauses (i) and (ii) shall be incurred at any time when the Consolidated Net Property of the Company and the Subsidiaries is (or if the same would result in the Consolidated Net Property of the Company and the Subsidiaries becoming) less than 150% of Consolidated Funded Indebtedness of the Company and the Subsidiaries then outstanding:

            (i) Liens securing nonrecourse Debt of the Company or a Subsidiary incurred in conjunction with acquiring assets and covering solely the assets so acquired (but excluding assets acquired in connection with any merger, consolidation, or Permitted Investment); provided that in no event shall the principal amount of Debt secured by any such Lien exceed 70% of the cost (including the secured Debt) or the fair value (without deducting the secured Debt), whichever is less, of the asset subject to such Lien (determined individually with respect to each such asset), and

            (ii) Liens existing on any real property (including leaseholds) and fixtures thereon (and, in the case of the Lien of the Greeley Indenture, other property covered by the Greeley Indenture as described therein) at the time of acquisition of such property by the Company or by such Subsidiary through a merger or consolidation permitted under
      Section 4.4 above, whether or not assumed, or on any such property of a Subsidiary at the time such Subsidiary is acquired by the Company or another Subsidiary in an acquisition permitted under Section 4.15; provided, however, that every such Lien described in this clause (ii) shall apply and attach only to the specific items of property originally subject thereto and fixed improvements constructed thereon (and including repairs thereto and replacements thereof) and any extensions and other after acquired properties as are subject to the Lien of the Greeley Indenture as set forth therein and shall not extend to any other assets or property whatsoever (including, without limitation, to any property or assets of the acquiring entity or of the other corporation or corporations which are party to the merger or consolidation), other than such assets of the acquired company for so long as the acquired company shall remain a separate corporate entity; and provided further that at no time shall the aggregate principal amount of all Debt secured by Liens described in this clause (ii), including, without limitation, the Lien of the Greeley Indenture, exceed 55% of the aggregate cost (including the secured Debt) or fair value (without deducting the secured Debt), whichever is less, of the assets subject thereto (with the lower of cost or fair value to be determined separately with respect to each such asset);

      (c) Liens for taxes and other assessments not yet due or payable (or, if then due or payable, are being Contested in Good Faith);

      (d) zoning ordinances, rights of eminent domain, and other powers vested in governmental agencies;







     (e)   Liens securing repayment of the Notes Pro Rata; and

      (f) rights of offset arising by law or contract in favor of depository institutions in which the Company or a Subsidiary has placed funds pursuant to the terms hereof that have not been exercised by the holder of such rights.

      Section 4.11. Transactions with Affiliates. Neither the Company nor any Subsidiary shall enter into any transaction with any Affiliate of the Company or of such Subsidiary except in the ordinary course of, and pursuant to the reasonable requirements of, the Company's or such Subsidiary's operations and business and upon terms found in good faith by the Board of Directors of the Company or such Subsidiary to be fair and reasonable and no less favorable than those the Company or such Subsidiary could obtain in a comparable arm's-length transaction with a Person other than an Affiliate.
For purposes hereof, an "Affiliate" of any Person shall mean any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person (the term "control" meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise).

      Section 4.12. Fees and Expenses. Whether or not the transactions contemplated herein or therein (as the case may be) shall be consummated, the Company shall pay all reasonable expenses of each Holder incident or relating to the preparation, execution, delivery, performance, amendment, modification, waiver, grant of Liens securing, collection, and enforcement of this Agreement, the other Purchase Documents, and each of the Notes, including, without limitation, each Holder's out-of-pocket expenses, the fees required to obtain a private placement number from Standard and Poor's CUSIP Service Bureau, the fees and disbursements of any special counsel of the Purchasers or any other Holders in regard to such matters (including, without limitation, the fees and disbursements of Hopkins & Sutter, as the Purchasers' special Texas counsel), regardless of whether the transactions contemplated hereby or thereby (as the case may be) are consummated, and all taxes, fees, or other assessments by governmental authorities that may arise in connection with the execution or delivery of this Agreement or any of the Notes, and the Company's broker's and finder's fees and commissions due and payable in respect of the execution or delivery of this Agreement or any of the Notes. The Company's obligations pursuant to this Section 4.12 shall survive the full payment of all amounts due under the Notes and the expiration or termination of this Agreement.

      Section 4.13. Inspections. The Company shall permit any Holder or other Person designated by any Holder, during normal business hours and upon reasonable notice, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine any of their books of account, and to discuss the financial condition, operations, or business of the Company or any Subsidiary with, and to be advised as to the same by the Company's or any Subsidiary's officers and employees, and the Company's or any Subsidiary's independent public accountants, all at such reasonable intervals as such Holder may desire; and, by its execution hereof, the Company, for itself and the Subsidiaries, hereby consents to such discussions. Such Holder and the Company shall each be responsible for the payment of its respective expenses






incident to the matters referred to in the preceding sentence. Upon and after the occurrence of a Default or an Event of Default, any Holder or other Person designated by such Holder may, in addition to the foregoing, and at the Company's expense (including, without limitation, travel expenses) conduct such visits and inspections without any requirement of prior notice or reasonable intervals and, at the Company's expense, make copies of and take extracts from such books of account.

      Section 4.14. Indemnity. The Company agrees to indemnify each Holder from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Holder growing out of, resulting from or in any other way associated with any of this Agreement, the Notes or the other Purchase Documents, or the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein. As used in this section the term "Holder" shall refer not only to the Person designated as such in
Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person. The Company's obligations pursuant to this Section 4.14 shall survive the full payment of all amounts due under the Notes and the expiration and termination of this Agreement.

      Section 4.15. Investments. Neither the Company nor any Subsidiary, directly or indirectly, shall (a) purchase or otherwise acquire or own any stock or other securities of any other Person; (b) make or permit to be outstanding any loan, advance, or capital contribution to, or any Guaranties of the obligations of, any other Person (other than receivables in the ordinary course of business); (c) enter into any agreements for the purchase or other acquisition of any product, materials, or supplies, or for transportation or for the payment for services, if in any such case payment therefor is to be made regardless of the nondelivery of the product, materials, or supplies or the nonfurnishing of the transportation or services for reasons other than the failure or refusal of the purchaser to accept the same; provided, however, that the following (herein called "Permitted Investments") shall be permitted:

            (i) marketable direct obligations of the United States of America and obligations guaranteed by the United States of America, which have the full faith and credit of the United States of America, including repurchase agreements involving United States government securities if such repurchase agreements are with a bank or trust company that is organized under the laws of the United States or any State thereof;

            (ii) commercial paper issued by any corporation organized under the laws of the United States or any state thereof maturing within one year or less from the date of investment and rated at least A-2, P-2, or Duff 2 by Standard & Poor's Corporation, Moody's Investors Service, or Duff & Phelps, Inc., respectively;









          (iii) tax exempt securities maturing within one year or less rated at least AA- by Standard & Poor's Corporation, Aa3 by Moody's Investors Service, or AA- by Duff & Phelps Inc.;

            (iv) cash surrender value of life insurance policies carried by and for the benefit of the Company on the lives of key employees, in amounts that the Board of Directors of the Company determines in good faith are customary in the Company's industry and are necessary and appropriate for the protection of the business, operations, and financial condition of the Company;

            (v) investments by the Company or a Subsidiary in the capital stock or other equity securities of any other Subsidiary or any corporation which concurrently with such investment becomes a Subsidiary, and loans and advances by the Company or a Subsidiary to any such other Subsidiary (but excluding Guaranties of the obligations of any such other Subsidiary except for Guaranties of the obligations of any Wholly-Owned Subsidiary, which may be included if the Guaranty reasonably may be expected to benefit, directly or indirectly, the guarantor corporation); provided, however, that the Subsidiary in which the investment is made or to which the loan or advance is made pursuant to this clause (v) is engaged in the business of gas, electric, water, or other utilities (including, where relevant to the particular utility involved, the generation, transportation, transmission, or distribution thereof) or a related business;

            (vi) investments, loans, or advances which would be permitted under the immediately preceding clause (v) except that the entity in which such investment is made or to which such loan or advance is made is not (and does not as a result of such investment become) a Subsidiary, provided that at no time shall the aggregate of all investments, loans, or advances outstanding pursuant to this clause (vi) exceed 50% of the Company's Shareholder's Equity;

            (vii) investments, loans, or advances which would be permitted under the preceding clause (v) except that the entity in which such investment is made or to which such loan or advance is made is not a utility and is not (and does not as a result of such investment become) a Subsidiary, provided that at no time shall the aggregate of all investments, loans, or advances outstanding pursuant to this clause
      (vii) exceed 25% of the Company's Shareholders Equity;

            (viii) other investments, loans, or advances by the Company which would not be permitted under the preceding clauses (v), (vi), or
      (vii), provided that immediately after the making of such investment, and if the amount of such investment and all other outstanding investments pursuant to this clause (viii) were treated as cash dividends paid on the stock of the Company and the Subsidiaries for purposes of Section 4.9, the Company would be permitted to pay at least one additional dollar in cash dividends under Section 4.9 (investments made pursuant to this clause (viii) are herein called "Limited Investments");

            (ix) loans or advances to officers, directors, and employees of the Company or any Subsidiary for home ownership or consumer or similar






      purposes, but not for commercial or investment purposes, provided that such loans reasonably may be expected to benefit, directly or indirectly, the Company, and provided further that the aggregate amount of all such loans or advances at any time outstanding shall not exceed 2-1/2% of the Company's Shareholders' Equity;

            (x) time and demand deposits of any bank or trust company organized under the laws of the United States of America or any State thereof that are fully insured as to payment by the Federal Deposit Insurance Corporation, provided, however, that such deposits need not be so insured if the deposits are made in the ordinary course of the collection process for the Company or any Subsidiary;

            (xi) security deposits and notes receivable from customers arising in the ordinary course of the Company's business; and

            (xii) certificates of deposit or similar instruments evidencing Eurodollar deposits maturing within one year or less issued by a bank or trust company with combined capital and surplus not less than $100,000,000 and whose unsecured certificates of deposit are rated at least AA by Standard & Poor's Corporation or Duff & Phelps Inc. or at least Aa2 by Moody's Investors Service.

The preceding notwithstanding, in no event shall the Company or any Subsidiary make or incur any Permitted Investment listed in clauses (v), (vi), (vii),
(viii), and (ix) of this Section 4.15 at any time following the occurrence of an Event of Default or an event or condition which, upon the passing of time or the giving of notice or both, would constitute an Event of Default or if the incurrence of such Investment would result in a violation of any other provision of this Agreement (including, without limitation, Sections 4.5 and 4.10).

      Section 4.16. Reports. The Company shall furnish to each Holder the following reports and information:

      (a) as soon as available, but no later than 75 days following the end of each fiscal quarter of the Company (except the last such quarter in any fiscal year), copies of the consolidated (and, if available or with respect to Subsidiaries that are not wholly owned by the Company, consolidating) balance sheet and the consolidated (and, if available or with respect to Subsidiaries that are not wholly owned by the Company, consolidating) statements of income and retained earnings and cash flow of the Company and the Subsidiaries as of the close of such quarter, each setting forth in comparable form the figures for the same period of the immediately preceding fiscal year, all in reasonable detail and certified by the Chief Financial Officer of the Company to the effect that such statements have been prepared in accordance with generally accepted accounting principles consistently applied (other than changes in which the Company's independent public accountant concurs) and fairly present the financial condition and results of operations of the Company and the Subsidiaries, subject to normal year-end adjustments;

      (b) as soon as available, but no later than 120 days following the end of each fiscal year of the Company, copies of the consolidated (and, if available or with respect to Subsidiaries that are not wholly owned by the Company, consolidating) balance sheet and the consolidated (and, if available






or with respect to Subsidiaries that are not wholly owned by the Company, consolidating) statements of income and retained earnings and cash flow of the Company and the Subsidiaries as of the close of such year, each setting forth in comparable form the figures for the immediately preceding fiscal year, all in reasonable detail and accompanied by an opinion of a nationally recognized firm of independent public accountants to the effect that such statements have been prepared in accordance with generally accepted accounting principles consistently applied (other than changes in which such firm concurs) and fairly present the financial condition and results of operations of the Company and the Subsidiaries and to the effect that the examination of the books and records of the Company and the Subsidiaries has been made in accordance with generally accepted auditing standards, including, without limitation, customary tests and other auditing procedures;

      (c) Simultaneously with the delivery of each set of statements referred to in clause (b) above, a statement of the firm of independent public accountants which reports such statements to the effect that nothing has come to their attention to cause them to believe that there existed on the date of such statements any Default or Event of Default, provided that, if in the opinion of such accounts any such Default or Event of Default does exist, such accountants shall describe, to the best of their knowledge, its nature and the length of time it has existed;

      (d)   Together with each report delivered pursuant to Section 4.16(a),
(b), or (c), (i) a certificate from the President or a Vice President of the Company to the effect that no Default or Event of Default exists as of the end of the applicable fiscal period and, to the best of his knowledge, as of the date of the certificate, or if any does exist, describing the nature and status thereof, and (ii) a certificate from the Chief Financial Officer of the Company to the effect that the financial standards and other covenants set forth in Sections 4.5, 4.7, 4.8, 4.9, 4.10(b), and 4.15 have been and continue to be met as of the end of the applicable fiscal period;

      (e) Promptly upon their becoming available, a copy of any report, proxy statement, or other filing made by the Company or any Subsidiary with the Securities and Exchange Commission, any state securities agency, or any national stock exchange or quotation service;

      (f) Immediately upon an officer of the Company obtaining knowledge of the occurrence of any Event of Default, or condition or event which with the passing of time or the giving of notice or both would become an Event of Default, and upon the knowledge by the Company of the pendency of any action, proceeding, or investigation of the nature described in Section 3.8 hereof, written notice of such Event of Default, condition, event, or pendency, identifying the same with particularity; and what action the Company or such Subsidiary, as the case may be, is taking or proposes to take with respect thereto;

      (g) Promptly upon becoming aware of the occurrence of any (i) "reportable event", as such term is defined in Section 4043(b) of ERISA (other than a reportable event not subject to the provision for the 30-day notice to the Pension Benefit Guaranty Corporation), (ii) material "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, or (iii) "prohibited transaction", as such term is defined in Section 4975 of the Code, in connection with any pension plan or trust created thereunder, a written






notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto, and, when known, any action by the Internal Revenue Service with respect thereto; and

      (h) Promptly following receipt of a request, any other data or information regarding the financial position or business of the Company or any Subsidiary that any Holder may reasonably request.

      Section 4.17. Maintenance and Insurance. The Company and each Subsidiary shall maintain its property in good repair and working order and shall maintain insurance with insurers of recognized responsibility in amounts and with deductibles and exclusions in accordance with customary and prudent business practices for Persons of comparable size engaged in the same or a similar business and similarly situated, and shall apply all insurance proceeds resulting from damage, destruction, or casualty to any property to the repair or replacement thereof (other than in cases in which the failure to repair or replace such property is in the best interests of the Company, does not materially adversely affect the business, operations, or financial conditions of the Company and the Subsidiaries on a consolidated basis, and is not disadvantageous to the Holders of the Notes); provided, however, that, if at any time the Company shall be required to create a Lien pursuant to Section 4.8, it shall cause all such insurance policies to be amended to include each Holder as a loss payee, to require 30 days prior written notice of cancellation be sent to each Holder, and to modify the amounts, the deductibles, and the exclusions as the Requisite Holders may reasonably specify.

      Section 4.18. Purchase of Notes. Neither the Company nor any Subsidiary shall purchase any Note or any portion thereof without first offering such Note or portion thereof for purchase Pro Rata by the Holders of all other Notes. Such Holders may purchase such Note or portion thereof Pro Rata or in such other proportion as they may agree among themselves. The Company or any Subsidiary may purchase such Note or any portion thereof not purchased by one or more of such Holders if such purchase by the Company or such Subsidiary is not otherwise prohibited under the other provisions of this Agreement. Any Note acquired by the Company or by a Person directly or indirectly controlled by the Company shall be immediately canceled and shall not be deemed to be outstanding for any purpose under this Agreement or the Notes.

      Section 4.19. ERISA Compliance. None of the Company, the Subsidiaries and the ERISA Affiliates will, nor will any of them allow any Plan maintained by them to, at any time:

      (a)   engage in any "prohibited transaction" as such term is defined in
Section 4975 of the Internal Revenue Code of 1986, as amended, which could subject the Company, any Subsidiary, or any ERISA Affiliate to any excise tax or liability therefor;

      (b) incur any material "accumulated funding deficiency" as such term is defined in Section 302 of ERISA; or

      (c) terminate any such plan in a manner that could result in the imposition of a Lien on any property or assets of the Company, any Subsidiary, or any ERISA Affiliate pursuant to Section 4068 of ERISA.






The Company will not, and will not allow any Subsidiary or ERISA Affiliate, to create or maintain any Plan subject to ERISA which invests or has invested funds with, or purchases or has purchased a contract from, any Holder which would cause the general account assets of any Holder to be deemed to be "plan assets" for purposes of the prohibited transactions provisions of ERISA or the Internal Revenue Code of 1986, as amended. The Company will not permit, and will not allow any Plan to permit, any condition to exist or any event or transaction to occur which could result in the incurrence by the Company, any Subsidiary or any ERISA Affiliate of any material liability, fine or penalty under ERISA or the Internal Revenue Code of 1986, as amended.

      Section 4.20. Downstream Transfers. Notwithstanding any other provision hereof to the contrary, the Company shall not at any time transfer, sell, assign or contribute any substantial portion of its assets that would properly be included in the determination of Consolidated Net Property to any Subsidiary regardless of the consideration received in exchange therefor.

      Section 4.21. To Keep Books. The Company will, and will cause each Subsidiary to, keep proper books of record and account in accordance with generally accepted accounting principles.

      Section 4.22. Environmental Law Compliance. The Company will, and will cause each of the Subsidiaries, their contractors, tenants, representatives and invitees to, comply in all respects with the requirements of all Environmental Laws including those relating to the production, generation, emission, discharge, release, threatened release, treatment, or transportation of Hazardous Materials. Neither the Company nor any Subsidiary shall cause or permit any Hazardous Materials to be brought upon or kept or used on or about the property owned, leased, operated, or controlled by the Company or such Subsidiary (the "Property") in violation of any Environmental Law. Failures to comply with, or violations of, Environmental Laws which would not have a material adverse effect on the properties, business, operations, or financial condition of the Company and the Subsidiaries on a consolidated basis, or on the Company's ability to perform under this Agreement or the other Purchase Documents, will not be deemed a breach of this
Section 4.22.

      Section 4.23. Notification and Remediation of Releases of Hazardous Materials. The Company will, and will cause each of the Subsidiaries to, immediately notify each Holder of and to provide each Holder with copies of any notifications of discharges or releases or threatened releases or discharges of a Hazardous Material on, upon, into, or from the Property which are required to be given pursuant to applicable Environmental Laws by or on behalf of the Company or a Subsidiary to any Governmental Authorities and the response to which would have a material adverse effect on the properties, business, operations, or financial condition of the Company and the Subsidiaries on a consolidated basis or on the Company's ability to perform under this Agreement or the other Purchase Documents. Such copies of notifications shall be delivered to each Holder within a reasonable period of time after they are delivered to the Governmental Authorities. The Company and the Subsidiaries further agree promptly to undertake and diligently pursue to completion any appropriate and legally required investigation, abatement, and remedial containment and cleanup action in the event of any release or discharge, or threatened release or discharge, of a Hazardous Material on, upon, into, or from the Property.






     Section 4.24. Environmental Indemnification. The Company hereby indemnifies and agrees to defend and hold harmless each Holder and all of its respective affiliates, parents, subsidiaries, directors, officers, employees, agents, successors, attorneys and assigns (collectively, the "Indemnified Parties") from and against all liabilities, claims, actions, consequential damages, costs and expenses or loss, regardless of whether any of the foregoing are foreseeable or unforeseeable, whether brought by Governmental Authorities or third parties or otherwise arising out of, in connection with or in any way related to (a) any Hazardous Material being present before or during the period of ownership, use or control of the Property by the Company or a Subsidiary in or upon any part of any Property, or in the soil, air, groundwater, or surface water on, above or under the Property; (b) the use, generation, manufacture, production, storage, release, threatened release, discharge or disposal of a Hazardous Material on or under or from the Property before or during the period of ownership, use, or control of the Property by the Company or any Subsidiary; or (c) the imposition or recording of liens on the Property pursuant to any Environmental Laws. The liabilities, claims, actions, consequential damages, costs and expenses and losses included in the indemnity in this Section shall include, without limitation, amounts paid in settlement of claims, any damages or injuries to the person or property of any third parties or to land, air, water or other natural resources, and to the extent the Company fails to cure the environmental problem as provided herein, all consultant, expert and legal fees and expenses of any Indemnified Party's legal counsel, costs and expenses incurred in connection with any investigations of site conditions, and any abatement, cleanup, remediation, removal, or restoration work. Without limiting the foregoing, upon reasonable demand by the Requisite Holders, the Company shall and shall cause the Subsidiaries to, jointly and severally defend any investigation, action, or proceeding alleging the occurrence of any event or circumstance described in clauses (a) or (b) above which affects any Property and which is brought or commenced against any Indemnified Party, whether alone or together with the Company, the Subsidiaries or any other Person, all at the Company's cost and expense but with counsel to be approved by the Requisite Holders in the exercise of its reasonable judgment.

      Section 4.25. Notification. If the Company or any of the Subsidiaries shall become aware of or receive notice or other communication concerning any actual, alleged, suspected, or threatened violation of Environmental Laws, or liability of the Company or any of the Subsidiaries relating to environmental matters, including for any release of Hazardous Materials affecting the Property or past or present activities of any Person thereon, which violation or liability would have a material adverse effect on the properties, business, operations, or financial condition of the Company and the Subsidiaries on a consolidated basis or on the Company's ability to perform under this Agreement or the other Purchase Documents, or that the representation regarding Environmental Laws set forth in Section 3.23 of this Agreement is not or is no longer accurate, then the Company shall and shall cause such Subsidiaries immediately to deliver to each Holder, a written description of said violation, liability, correcting information, or actual or threatened event or condition, copies of any documents evidencing same that are not otherwise subject to a privilege or protection from disclosure to third parties, and a written description of what action the Company or Subsidiary is taking or proposes to take with respect thereto. Receipt of such notice shall not be deemed to create any obligation on the part of any Holder to defend or otherwise respond to any such notification.






     Section 4.26. No Foreign Subsidiaries. The Company does not have, and will not have, any Subsidiary which is incorporated under the laws of any jurisdiction other than the United States of America or one of the states thereof or which carries any major part of its business outside of the boundaries of the United States of America.


                                   ARTICLE V

                               PAYMENTS ON NOTES

      Section 5.1.  Interest Payments.

      (a) 8.07% Notes. The unpaid principal amount of the 8.07% Notes shall bear interest at the rate of 8.07% per annum (the "Contract Rate 8.07% Notes") from the date of issuance thereof until such unpaid principal amount shall have become due and payable. Any principal amount of the 8.07% Notes and any Make-Whole Premium, as the case may be, not paid when due, and (to the extent permitted by law) any due and unpaid interest accrued thereon, shall bear interest at the Overdue Rate 8.07% Notes for the period that the same is overdue. The Overdue Rate 8.07% Notes (herein so called) is equal to the lesser of 9.07% per annum and the maximum rate permitted by applicable law. Interest at the Contract Rate 8.07% Notes and the Overdue Rate 8.07% Notes shall be computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed (including the first but excluding the last day). Interest at the Overdue Rate 8.07% Notes shall, to the extent permitted by law, be compounded monthly. Interest at the Contract Rate 8.07% Notes shall be payable semi-annually as it accrues on the last day of April and October of each year (or if any such date shall not be a Business Day, the immediately following Business Day), beginning April 30, 1995 and continuing regularly thereafter until the 8.07% Notes are paid in full. Interest at the Overdue Rate 8.07% Notes shall be payable upon demand and, whether or not demand is made, on the last day of each calendar month. All interest on the 8.07% Notes, if not already due and payable, shall be due and payable on October 31, 2006.

      (b) 8.26% Notes. The unpaid principal amount of the 8.26% Notes shall bear interest at the rate of 8.26% per annum (the "Contract Rate 8.26% Notes") from the date of issuance thereof until such unpaid principal amount shall have become due and payable. Any principal amount of the 8.26% Notes and any Make-Whole Premium, as the case may be, not paid when due, and (to the extent permitted by law) any due and unpaid interest accrued thereon, shall bear interest at the Overdue Rate 8.26% Notes for the period that the same is overdue. The Overdue Rate 8.26% Notes (herein so called) is equal to the lesser of 9.26% per annum and the maximum rate permitted by applicable law. Interest at the Contract Rate 8.26% Notes and the Overdue Rate 8.26% Notes shall be computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed (including the first but excluding the last day). Interest at the Overdue Rate 8.26% Notes shall, to the extent permitted by law, be compounded monthly. Interest at the Contract Rate 8.26% Notes shall be payable semi-annually as it accrues on the last day of April and October of each year (or if any such date shall not be a Business Day, the immediately following Business Day), beginning April 30, 1995 and continuing regularly thereafter until the 8.26% Notes are paid in full. Interest at the Overdue Rate 8.26% Notes shall be payable upon demand and, whether or not






demand is made, on the last day of each calendar month. All interest on the 8.26% Notes, if not already due and payable, shall be due and payable on October 31, 2014.

      Section 5.2. Mandatory Prepayment. The 8.07% Notes shall be subject to mandatory prepayments as follows: on October 31, 2002, on each October 31 thereafter to and including October 31, 2006 (as long as any of the 8.07% Notes shall be outstanding), the Company will prepay $4,000,000 aggregate principal amount of the 8.07% Notes (or if less, the unpaid balance thereof). The 8.26% Notes shall be subject to mandatory prepayments as follows: on October 31, 2004, on each October 31 thereafter to and including October 31, 2014 (as long as any of the 8.26% Notes shall be outstanding), the Company will prepay $1,818,182 aggregate principal amount of the 8.26% Notes (or if less, the unpaid balance thereof). Each such prepayment under this Section
5.2 shall be at the principal amount so to be prepaid, together with accrued and unpaid interest thereon to the date of such prepayment, without prepayment charge and shall be made simultaneously with, and in addition to, all other payments then required to be made hereunder. When the aggregate payments then being made with respect to the Notes pursuant to this Section 5.2 are in an amount equal to the total of all payments then due with respect to the Notes, then all such payments with respect to the 8.07% Notes and/or the 8.26% Notes, as the case may be, shall be made Pro Rata among all Holders of the 8.07% Notes and/or the 8.26% Notes, as appropriate, upon which payments are then due. In the event of any prepayment pursuant to this Section 5.2 of less than all amounts then due on the Notes, the Company will allocate the principal amount so to be prepaid (but only in units of $1,000), together with interest thereon, if any, among the Notes in proportion, as nearly as may be, to the respective unpaid principal amounts thereof. No prepayment of less than all of the Notes pursuant to Section 5.3 shall relieve the Company to any extent of its obligation to make the prepayments of principal on the Notes required by this Section 5.2.

      Section 5.3. Optional Prepayment. The Company may, at its option, prepay all the Notes in whole or in part (but not any one Note or group of Notes, if less than all), so long as the aggregate amount of all partial prepayments of principal concurrently paid on the Notes equals $1,000,000 or any higher integral multiple of $100,000. The Company shall notify each Holder in writing of such prepayment and the date thereof at least 30 days, but no more than 60 days, in advance of the date fixed for such prepayment (the "Prepayment Date"), which notice shall also specify the amount of the Notes held by such Holder so to be prepaid and its estimate of the Make-Whole Premium (setting forth its computation in reasonable detail) of the Notes held by all Holders to be so prepaid. By 2:00 p.m. Eastern time on the Business Day next preceding the applicable Prepayment Date, the Company shall notify each Holder in writing by telecopy (with an original sent by overnight delivery service, with proof of delivery) of its final calculation of the Make-Whole Premium (setting forth its computation in reasonable detail) of the Notes held by all Holders to be then prepaid. If Holders of less than two-thirds of the aggregate principal balance then outstanding under the 8.07% Notes and 8.26% Notes, as applicable (in this section, the "Applicable Requisite Holders"), disagree with the Company's final calculation of the Make-Whole Premium applicable to their Notes contained in such certificate, the Applicable Requisite Holders may recalculate the Make-Whole Premium of the 8.07% Notes and/or the 8.26% Notes, as appropriate, held by all holders of the 8.07% Notes and/or the 8.26% Notes, as the case may be, to be so prepaid and






notify the Company in writing by telecopy (with an original sent by overnight delivery service, with proof of delivery) of its recalculation of the Make-Whole Premium. Upon its receipt of any such notice, the Company will immediately notify all other Holders in writing by telecopy (with an original sent by overnight delivery service, with proof of delivery) of the recalculated Make-Whole Premium. Any such recalculation shall be binding upon the Company and the other Holders absent manifest error, and any such notice, once delivered, may not be withdrawn. On the Prepayment Date, the Company shall prepay to each Holder the principal amount of the Notes held by such Holder to be so prepaid, together with all unpaid interest accrued thereon as of the prepayment date plus, in each case, as a prepayment premium reasonably calculated to compensate such Holder for the loss of its bargain and not as a penalty, the applicable Make-Whole Premium. In the event of any prepayment of less than all of the outstanding Notes, the Company will allocate the principal amount so to be prepaid (but only in units of $1,000), together with interest thereon and the Make-Whole Premium applicable thereto, if any, among the Notes in proportion as nearly as may be, to the respective unpaid principal amounts thereof. All prepayments made under this Section 5.3 shall be applied to their respective Notes in the inverse order of their maturities.

      Section 5.4. Payment Procedure. Each of the Holders agrees that if it shall obtain payment of a portion of the aggregate obligations owing under this Agreement, the Notes and the other Purchase Documents owed to it (other than pursuant to Section 5.6 or 5.7), which, when taken into account with all other payments, if any, then made by the Company to the other Holders causes such Holder to receive more than it would have received had such payment been made to all Holders on a Pro Rata basis, then such Holder shall hold such excess funds in trust for the other Holders, as appropriate. All payments to a Holder made on any of the Notes or under this Agreement shall be made to such Holder on the date that such payment is required to be made by wire transfer of immediately available funds credited to such Holder's account as specified in Exhibit L no later than 12:00 noon Eastern time or by such other method or to such other place as such Holder may direct on at least five Business Days' prior written notice to the Company, each such payment being accompanied by the reference number specified in Exhibit L and by such other information as is necessary to identify the source and application thereof, and all without any presentment or surrender of such Note and without any notation of such payment being made thereon. Contemporaneously with each such payment, the Company shall notify such Holder that such payment has been made. Any payment credited to a Holder after 12:00 noon Eastern time shall be considered for all purposes to have been made on the next following Business Day. All payments on any Note or under this Agreement shall be applied first to expenses of the applicable Holder, second to accrued but unpaid interest on such Note, third to the Make-Whole Premium (if any) applicable thereto, and then to outstanding principal thereon.

      Section 5.5. Nonbusiness Days. If the date for any payment under any of the Notes or this Agreement falls on a day that is not a Business Day, then for all purposes the same shall be deemed to have fallen on the next Business Day.

      Section 5.6. Mandatory Prepayment Offer Following Change of Control. No later than five (5) Business Days after there occurs any Change of Control (as defined below), the Company shall give written notice thereof to each Holder (describing in reasonable detail the facts and circumstances giving






rise to such Change of Control and the effect thereof on the Company) and make a written offer to each Holder to prepay the entire outstanding principal balance on the Notes held by such Holder, together with unpaid interest accrued to the date of payment, but without any Make-Whole Premium. Each Holder shall have 30 days following receipt of such written offer to decide whether to accept or reject such offer and to give the Company written notice of such election. A Holder's failure to give written notice of such election to the Company within such time period shall be deemed to constitute such Holder's election not to accept the prepayment offer. The Company shall make the required prepayment to each Holder who shall have accepted the offer not later than 45 days following (a) the Company's receipt of an election to accept prepayment from all Holders or (b) the last day on which any Holder could timely elect to accept prepayment, whichever first occurs. For purposes hereof, "Change of Control" shall mean (i) the acquisition of more than 50% of the outstanding voting stock of the Company by any Person or group of Persons acting in concert or (ii) the acquisition of more than 10% of the outstanding voting stock of the Company by any Person or group of Persons acting in concert if at any time following such acquisition of 10% or more of the Company's outstanding voting stock more than 50% of the Persons serving on the Board of Directors of the Company are Persons proposed, directly or indirectly, by the Person or group of Persons acting in concert who have acquired such 10% or more of the Company's outstanding voting stock.

      Section 5.7. Mandatory Prepayment Offer Following Certain Mergers, Consolidations, or Acquisitions.

      (a) Prior to consummating any merger, consolidation, or acquisition permitted under the provisions of Sections 4.4 or 4.15, but as a result of which the acquiring or surviving corporation would not be permitted by the provisions of this Agreement to incur at least one additional dollar of Consolidated Funded Indebtedness, the Company shall notify the Holders in writing of the Company's intention to consummate such merger, consolidation, or acquisition. Such notice shall be accompanied (or shall be followed promptly thereafter) by pro forma financial statements in such form and containing such information as the Requisite Holders may reasonably request pertaining to the proposed transaction and shall further include a statement of any plan that the Company may wish to make regarding its compliance with the provisions of Section 4.7 hereof following the consummation of such transaction. Finally, such notice shall include a written offer to each Holder to prepay the entire outstanding principal balance on the Notes held by such Holder, together with unpaid interest accrued to the date of payment, but without any Make-Whole Premium.

      (b) Each Holder shall have 30 days following receipt of such written notice and offer and all other material required under Section 5.7(a) to decide whether to accept or reject such offer and to give the Company written notice of such election. A Holder's failure to give written notice of such election to the Company within such time period shall be deemed to constitute such Holder's election not to accept the prepayment offer. It is specifically agreed that a Holder's election to accept the prepayment offer may be conditioned upon the consummation in fact of the proposed transaction. An election not to accept the offer by a Holder (whether deemed or made in fact) shall constitute (i) such Holder's waiver of any default arising under Section
4.7 as a result of the consummation of the proposed transaction (if no plan for curing such default shall have been offered) or (ii) such Holder's






acceptance of the plan proposed by the Company, as the case may be. In the case of the Holder's acceptance of the Company's plan, the terms of the plan shall become covenants and agreements of the Company hereunder, and any default by the Company in the performance of any such covenants or agreements under the plan shall constitute an Event of Default hereunder. The Company shall make the required prepayment to each Holder who shall have accepted the offer of prepayment not later than 30 days after (A) the consummation of the transaction giving rise to the mandatory prepayment offer under this Section
5.7 or (B) the last day on which any Holder could timely elect to accept prepayment, whichever occurs later.


                                  ARTICLE VI

                        EVENTS OF DEFAULT AND REMEDIES

      Section 6.1. Events of Default. Any one or more of the following shall constitute an Event of Default for whatever reason it shall occur and regardless of whether it shall be outside the control of the Company, occur involuntarily, or arise by operation of law or pursuant to any judgment, decree, or order of any court or other governmental body:

      (a) the Company shall fail to make when due any payment of (i) principal or Make-Whole Premium (if any) on any Note or under this Agreement, regardless of how such payment shall have become due, including, without limitation, by acceleration or on a date set for prepayment, or (ii) interest, expenses, or other amounts on any Note or under this Agreement or the other Purchase Documents and such payment of interest, expenses, or other amounts (other than principal or premium) is not made within ten (10) Business Days of the due date thereof;

      (b) any representation or warranty in this Agreement, any of the Notes, or any other Purchase Document shall be untrue or breached when made or when deemed made;

      (c) (i) any covenant or agreement set forth in Sections 4.1, 4.2, 4.4 through 4.11, inclusive (other than Section 4.6, to the extent the same refers to any payment due on any Note or under this Agreement), or in Sections 4.15, 4.16(f), 4.16(g), 4.18, 4.19, 4.20, 4.21, 4.22, 4.23, 4.25 or 4.26 shall be breached; (ii) any covenant or agreement set forth in Sections 4.3 or 4.17 is breached and such breach continues unremedied for 30 days (except, in the case of Section 4.3, any breach which cannot be remedied within 30 days or which may result (regardless of whether cured within such 30 days) in a material adverse effect on the business, properties, operations, or financial condition of the Company and the Subsidiaries on a consolidated basis, in which case the 30-day cure period afforded under this clause (ii) shall not apply and such breach shall be governed by clause (i) of this Section 6.1(c), or (iii) any other covenant or agreement set forth in this Agreement is breached, such breach is not otherwise addressed in this Section 6.1, and such breach continues without being cured for 30 or more days after the Company's knowledge thereof;

      (d) the Company or any Subsidiary shall default under any covenant or agreement included in any plan submitted to the Holders pursuant to Section







5.7 or the Company shall fail to give any written notice required under
Section 5.6 or 5.7 within the period of time therein provided;

      (e) final judgment or judgments for the payment of money aggregating in excess of $10,000,000 shall be outstanding against the Company or any Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded, or unstayed by appeal or otherwise for a period of 30 consecutive days;

      (f) entry of a decree or order relating to the Company or any Subsidiary by a court having jurisdiction (i) granting relief under Title 11 of the United States Code (Bankruptcy) or any successor statute, (ii) approving as properly filed a petition seeking reorganization of such party under Title 11 of the United States Code or any successor statute or any other state or federal law, (iii) appointing a receiver, liquidator, or trustee in bankruptcy or insolvency of the Company or any Subsidiary or of its property or any substantial portion thereof, (iv) appointing a custodian, trustee, receiver, or agent with authorization to take charge of a material portion of the property of the Company or any Subsidiary for the purpose of enforcing a lien against such property, or (v) winding up or liquidating the affairs of the Company or any Subsidiary; and, in any such case, such decree or order shall have remained in force undischarged and unstayed for 60 days;

      (g) (i) the institution of proceedings by or against the Company or any Subsidiary under any state or federal law relating to debtor rehabilitation, insolvency, bankruptcy, liquidation, or reorganization, including specifically Title 11 of the United States Code or any successor statute and either the Company or such Subsidiary shall consent to such proceeding (which consent shall be deemed where initiation is by the Company or any Subsidiary) or such proceeding shall not be dismissed within 60 days;
(ii) consent by the Company or any Subsidiary to the appointment of a receiver, liquidator, or trustee in bankruptcy or other insolvency proceedings of it or of its property or any substantial portion thereof; (iii) action or inaction by the Company or any Subsidiary to procure, permit, or suffer the appointment of a custodian, trustee, receiver, or agent with authorization to take charge of a material portion of its property or for the purposes of enforcing a lien against such property; (iv) an assignment by the Company or any Subsidiary for the benefit of creditors or admission by the Company or any Subsidiary that it is generally not able to pay its debts as they become due; or (v) failure by the Company or any Subsidiary generally to pay their debts as they become due; or

      (h) the Company or any Subsidiary shall fail to pay when due any payments in respect of, or otherwise fails to perform its obligations under, or there shall occur any default or event of default under, any Debt of the Company or any Subsidiary (regardless of whether such failure is a breach of Section 4.6 hereof in light of the proviso thereto), including, without limitation, Debt secured by the Lien of the Greeley Indenture or by any other Lien, or there shall occur any default or event of default under the Greeley Indenture or any other instrument evidencing or establishing a Lien, and any applicable cure or grace period pertaining to such failure or default shall have expired without such failure or default having been remedied.

      Section 6.2. Acceleration. If an Event of Default shall have occurred pursuant to Section 6.1(f) or (g), the full outstanding balance of principal






and interest on each Note and all amounts due under this Agreement shall become immediately due and payable without any further action by any Person. Subject to the provisions of Section 6.6, if any other Event of Default shall have occurred, any Holder at its sole option shall have the right to declare the full outstanding balance of principal and interest on its Note or Notes and all amounts due such Holder under this Agreement immediately due and payable, in which event such balance and amounts shall become immediately due and payable.

      The amount payable upon the occurrence of an Event of Default pursuant to Section 6.1(f) or (g) shall be, to the extent permitted by law, the entire unpaid principal amount of the Notes, together with interest accrued thereon to the date of the occurrence of such Event of Default, and such amount shall be payable without presentment, demand, protest or other requirement of any kind, all of which are expressly waived by the Company. The amount payable upon an acceleration based on any other Event of Default shall be, to the extent permitted by law, the entire unpaid principal amount of the Notes so accelerated, the interest accrued thereon to the date of acceleration, the Make-Whole Premium, and such amount shall be payable without presentment, demand, protest or further notice, all of which are expressly waived by the Company.

      On any date on which a Holder has declared its Note or Notes and all amounts due such Holder under this Agreement immediately due and payable, such Holder shall notify the Requisite Holders in writing of its acceleration. Within five (5) Business Days after the Requisite Holders receive such notification, the Requisite Holders shall notify the Company in writing of the Make-Whole Premium of the Note or Notes so accelerated, which notice shall set forth in reasonable detail the computation thereof. The Make-Whole Premium set forth in any such notice shall set forth in reasonable detail the computation thereof, which calculation shall be binding upon the Company and the other Holders absent manifest error.

      Section 6.3.  Actions for Enforcement.  Subject to the provisions of
Section 6.6, if an Event of Default shall have occurred, any Holder may proceed to protect and enforce its rights either by suit in equity or by action at law or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any right, power, or remedy granted in this Agreement or to enforce the payment of such Holder's Note or Notes or to enforce any other legal or equitable right, power, or remedy such Holder may have. The Company shall pay all reasonable expenses of each Holder incident or relating to the foregoing (including, without limitation, each Holder's out-of-pocket expenses and the fees and disbursements of counsel) upon demand for payment thereof by such Holder. The Company's obligations pursuant to this Section 6.3 shall survive the full payment of all amounts due under the Notes and the expiration or termination of this Agreement.

      Section 6.4. Remedies Cumulative. No right, power, or remedy herein conferred upon any Holder is intended to be exclusive of any other right, power, or remedy, and each and every such right, power, or remedy shall be cumulative of every other right, power, or remedy given under any of the Notes or this Agreement or the other Purchase Documents or now or hereafter existing at law or in equity or by statute or otherwise.







     Section 6.5. Remedies Not Waived. No failure or delay in exercising any right, power, or remedy under any of the Notes or this Agreement, and no course of dealing or unwritten agreement or practice between the Company or any Holder, shall operate as a waiver of, or otherwise shall prejudice, any of the rights, powers, or remedies of any Holder.

      Section 6.6. Other Lenders. Notwithstanding any other provision hereof, the Requisite Holders of Notes by written instrument may waive any Event of Default or rescind any notice of acceleration sent by any Holder of Notes; provided, however, that no such waiver or rescission shall be effective with respect to any Holder without such Holder's consent with respect to an Event of Default described in Section 6.1(a) (to the extent the same applies to obligations to such Holder), (f), or (g), or with respect to a provision that cannot be amended under Section 8.8 without such Holder's consent. No such waiver or rescission shall extend to or affect any subsequent Event of Default or notice of acceleration sent by any Holder or impair any right, power, or remedy consequent thereto.


                                  ARTICLE VII

                 REGISTRATION, TRANSFER, AND EXCHANGE OF NOTES

      Section 7.1. Form, Registration, Transfer, and Exchange of Notes. The Notes are issuable only as registered Notes, and each 8.07% Note shall be in the form of Exhibit B-1 and each 8.26% Note shall be in the form of Exhibit B-2. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes, and, upon the request of any Holder, the Company shall promptly deliver to such Holder a true and correct copy of such register as in effect at such time. Subject to any applicable federal or state securities laws and regulations, at any time and from time to time any Holder shall have the right to sell, assign, or otherwise transfer any Note held by it or any portion thereof, together with the rights of a Holder under this Agreement with respect to which such Note or portion thereof so transferred. Upon surrender for registration of transfer of any Note at the office of the Company, the Company shall execute and deliver, at its expense, one or more new Notes of a like aggregate principal amount registered in the name of the designated transferee or transferees. At the option of the Holder of any Note, such Note may be exchanged for other Notes of any denominations of a like aggregate principal amount upon surrender of the Note to be exchanged at the office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall execute and deliver, at its expense, the Notes which the Holder making the exchange is entitled to receive. Every Note presented or surrendered for registration of transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed, by the Holder of such Note or the Holder's attorney duly authorized in writing and shall be accompanied by a written instrument of transfer in the form of Exhibit M hereto. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Upon such transfer, the transferee shall succeed to all rights of the transferring Holder under such Note and this Agreement with respect to the interest so transferred. Notwithstanding any other provision hereof, any Note or portion thereof acquired by the






Company or any Subsidiary shall be deemed canceled and not outstanding for any purpose, and the Company shall note the same as canceled in the register.

      Section 7.2. Replacement of Notes. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Note and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement or surety reasonably satisfactory to the Company in form and amount (provided that, if any Purchaser shall be the Holder, its written notice and written undertaking to indemnify shall be sufficient evidence of indemnity and no surety shall be required), or, in the case of any such mutilation, upon the surrender of such Note for cancellation at its office, the Company at its expense shall execute and deliver, in lieu thereof, a new Note of like tenor, dated as of the date of and in the stated principal amount as the Note so lost, stolen, destroyed, or mutilated. Thereafter, the Note in lieu of which such new Note has been so executed and delivered shall not be deemed to be an outstanding Note for any purpose.


                                 ARTICLE VIII

                                 MISCELLANEOUS

      Section 8.1. Successors and Assigns. The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Requisite Holders. Subject to the provisions of the immediately preceding sentence and Article VII, this Agreement shall bind and inure to the benefit of the Purchasers, the Company, and their respective successors and assigns, including, without limitation, all future Holders.

      Section 8.2. Governing Law, Submission to Process, and Usury. This Agreement, the Notes and the other Purchase Documents, are contracts and instruments made under the laws of the State of Texas and shall be construed and enforced in accordance with and governed by the laws of the State of Texas and the United States of America, without regard to principles of conflicts of law. THE COMPANY HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS IN ANY LEGAL ACTION OR PROCEEDING RELATING TO ANY NOTE, THIS AGREEMENT, ANY OTHER PURCHASE DOCUMENT, OR THE OBLIGATIONS EVIDENCED HEREBY OR THEREBY. ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO ANY NOTE, THIS AGREEMENT OR ANY OTHER PURCHASE DOCUMENT SHALL BE BROUGHT AND LITIGATED EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, TO THE EXTENT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE IN THE TEXAS DISTRICT COURTS SITTING IN DALLAS COUNTY, TEXAS AND THE COMPANY AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO ANY NOTE, THIS AGREEMENT, ANY OTHER PURCHASE DOCUMENT OR THE OBLIGATIONS EVIDENCED HEREBY OR THEREBY, BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL LAW. THE COMPANY HEREBY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER. IN FURTHERANCE THEREOF, THE HOLDERS AND THE COMPANY EACH ACKNOWLEDGE AND AGREE THAT IT WAS NOT INCONVENIENT TO NEGOTIATE AND RECEIVE FUNDING OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE NOTES IN SUCH COUNTY AND THAT IT WILL BE NEITHER INCONVENIENT NOR UNFAIR TO LITIGATE OR OTHERWISE RESOLVE ANY DISPUTES OR CLAIMS IN A COURT SITTING IN SUCH COUNTY.







     It is expressly stipulated and agreed to be the intent of the Company and the Holders at all times to comply with the applicable Texas law governing the maximum rate or amount of interest payable on or in connection with the Notes and the indebtedness evidenced by this Agreement (or applicable United States federal law to the extent that it permits the Holders to contract for, charge, take, reserve, or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as otherwise to render usurious any amount called for under the Notes or under this Agreement, or contracted for, charged, taken, reserved, or received with respect to the indebtedness evidenced hereby or thereby, or if acceleration of the maturity of any Note or any prepayment by the Company results in the Company's having paid any interest in excess of that permitted by law, then it is the Company's and each Holder's express intent that all excess amounts theretofore collected by such Holder be credited on the principal balance of such Holder's Note (or, if such Note has been or would thereby be paid in full, refunded to the Company), and the provisions of each Note and this Agreement immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of any Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Holders do not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to any Holder for the use, forbearance, or detention of the indebtedness evidenced by the Notes or this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the applicable usury ceiling. To the extent that Texas law determines the Maximum Rate (as hereafter defined), such Maximum Rate shall be determined by utilizing the indicated (weekly) rate ceiling from time to time in effect pursuant to Tex. Rev. Civ. Stat. art. 5069-1.04, as amended. In no event shall the provisions of Tex. Rev. Civ. Stat. arts. 5069-2.01 through 5069-8.06 or 5069-15.01 through 5069-15.11 be applicable to the Notes, this Agreement, or the indebtedness evidenced hereby or thereby. As used herein, the term "Maximum Rate" shall mean the maximum nonusurious rate of interest that may be lawfully contracted for, charged, taken, reserved, or received by the Holders from the Company in connection with the loan evidenced hereby under applicable Texas law (or applicable United States federal law to the extent that it permits a Holder to contract for, charge, take, reserve, or receive a greater amount of interest than under Texas law).

      Section 8.3. Entire Agreement. This Agreement, the Notes and the other Purchase Documents constitute the entire agreement and understanding between the Purchasers and the Company with respect to the subject matter hereof, and no promises, inducements, or statements not contained herein or therein shall be binding; provided, however, that all representations, warranties, and obligations made or undertaken by or on behalf of the Company or any Subsidiary in any written document executed or provided in connection with the transactions contemplated hereby and thereby shall be binding upon such parties as if fully set forth herein.

      Section 8.4. Survival of Representations, Warranties, Covenants, and Agreement. The Holders have relied upon each and every representation,






warranty, covenant, and agreement made by the Company in this Agreement, the Notes, and the other Purchase Documents, and each such representation, warranty, covenant, or agreement shall survive the issuance to the Purchasers of the Notes and remain actionable thereafter regardless of any investigation made by any Holder or any Person on behalf of any Holder (it being acknowledged that each representation or warranty made by the Company is made only as of the date or dates the same is so made or deemed to be made hereunder or thereunder according to its terms), with respect to each Holder, for so long as any obligation under this Agreement, the Notes or any other Purchase Document remains outstanding to such Holder. All statements in any Purchase Document shall constitute representations and warranties of the Company under this Agreement.

      Section 8.5. Partial Invalidity. In case any one or more of the provisions of any of the Notes or this Agreement shall be invalid, illegal, or unenforceable in any respect or as applied to any Person or circumstance, the validity of the remaining provisions, and the applicability of such provision to any other Person or circumstance shall be in no way affected, prejudiced, or disturbed thereby.

      Section 8.6. Notices. Except as provided for in Section 5.4 with regard to payments, all notices, consents, approvals, requests, demands, or other communications required or permitted to be given hereunder shall be in writing, shall be given by (a) telecopy, with the original sent by registered or certified United States mail, return receipt requested, postage prepaid,
(b) registered or certified United States mail, return receipt requested, postage prepaid or (c) personally delivered or by hand delivery with confirmation of delivery obtained no later than the next following day, and in each case the address specified below:

      If to the Company:

      Atmos Energy Corporation
      1800 Three Lincoln Centre
      5430 LBJ Freeway
      Dallas, Texas 75240
      Attention:    Chief Financial Officer
      Telecopy:     (214) 788-3793

      If to any Holder:

      As provided in Exhibit L

provided, however, that the Company and each Holder shall have the right to change its address for notice hereunder (or supply additional addresses) from time to time to such other address or addresses within the continental United States of America as may hereafter be furnished in writing by such party to the other parties hereto. Any such notice or communication shall be deemed to have been given (i) in the case of facsimile transmission followed by registered or certified United States mail, three days after deposit in the mail, (ii) in the case of registered or certified United States mail, three days after deposit in the mail and (iii) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address provided herein.







     Section 8.7. Further Assurances. The Company and each Holder from time to time shall do and perform such further acts and execute and deliver such further instruments, assignments, and documents as may be reasonably required to establish, maintain, or protect the respective rights and remedies of the Company and the Holders and to carry out and effect the intentions and purposes of this Agreement.

      Section 8.8. Amendment. This Agreement may be amended only by a writing signed by the Requisite Holders and the Company; provided, however, that no amendment that alters the principal, the interest, the interest rate, the time for any payment, or the prepayment premium of any Note, gives any Note preference over any other Note, amends the percentage of Requisite Holders or otherwise reduces the percentage of Holders required to approve any such amendment, or the provisions of Sections 5.1, 5.2, 5.3, 5.6, 5.7, 6.2, or 6.6 or this Section 8.8 shall be effective without the written consent of all Holders. The Company will not grant any Holder any benefit or payment for or in connection with any amendment or waiver in respect of any of the Notes, whether pursuant to this Section 8.8 or otherwise, unless such benefit or payment is extended on the same terms ratably to all other Holders.

      Section 8.9. No Waiver. The failure of any Holder or group of Holders to insist upon strict performance of any provision of any of the Notes or this Agreement shall not constitute a waiver of, or estoppel against asserting, the right to require such performance in the future, nor shall a waiver or estoppel in any one instance constitute a waiver or estoppel with respect to a later breach of a similar nature or otherwise.

      Section 8.10. Headings; Internal References. Headings herein are for reference only and shall not be construed as limiting or otherwise affecting the provisions hereof. Unless the context otherwise requires, all references to "Articles" and "Sections" are to Articles and Sections of this Agreement and all references to "Exhibits" and "Schedules" are to Exhibits and Schedules attached to this Agreement, each of which is made a part hereof for all purposes. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

      Section 8.11. Counterparts. This Agreement may be executed in multiple counterparts, all of which shall constitute but one instrument.

      Section 8.12. Limitation on Rights of Certain Holders. Notwithstanding any provision of this Agreement granting rights or privileges to "any Holder," no Holder who holds Notes representing less than 10% of the aggregate principal balance outstanding under all Notes as of such time shall be entitled other than in concert with other Holders of Notes who, together with the Holder in question, hold Notes representing 10% or more of the aggregate principal balance then outstanding under all Notes to (a) exercise the inspection rights set forth in Section 4.13 prior to the occurrence of an Event of Default or (b) upon an Event of Default, accelerate the maturity of the Note or Notes held by such Holder or exercise the remedies set forth in Sections 6.2 and 6.3 (except upon an Event of Default under Section 6.1(a) (to the extent the same applies to obligations to such Holder), (f) or (g), in which case such Holder shall be entitled to so accelerate the maturity of the







Note or Notes held by it and to exercise its remedies under Sections 6.2 and 6.3).

      Section 8.13. Construction of Representations and Warranties. All representations and warranties of the Company set forth herein are made without any qualification for the best of Company's knowledge and are made both as of the date hereof and as of the time of Closing, except to the extent that any such representation or warranty expressly provides that it is so qualified.

      Section 8.14. Statutory Notice No Oral Agreements. THIS WRITTEN AGREEMENT, TOGETHER WITH THE NOTES AND THE OTHER PURCHASE DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.














































      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written first above.

                                    ATMOS ENERGY CORPORATION


                                    By:
                                          ------------------------------
                                         Name:
                                         Title:

                                    NEW YORK LIFE INSURANCE COMPANY


                                    By:
                                          ------------------------------
                                         Name:
                                         Title:

                                    NEW YORK LIFE INSURANCE AND
                                    ANNUITY CORPORATION


                                    By:
                                          ------------------------------
                                         Name:
                                         Title:

                                    THE VARIABLE ANNUITY LIFE
                                    INSURANCE COMPANY


                                    By:
                                          ------------------------------
                                         Name:
                                         Title:

                                    AMERICAN GENERAL LIFE INSURANCE
                                    COMPANY


                                    By:
                                          ------------------------------
                                         Name:
                                         Title:

                                    MERIT LIFE INSURANCE COMPANY


                                    By:
                                          ------------------------------
                                         Name:
                                         Title:





                             EXHIBIT A


                        PURCHASERS AND AMOUNTS OF NOTES




Name                                                      Principal Amount
- ----                                                      ----------------

New York Life Insurance Company                              8.26% Note
(Tax ID No. 13-5582869)                                      $10,000,000



New York Life Insurance and Annuity Corporation              8.26% Note
(Tax ID No. 13-3044743)                                      $10,000,000



The Variable Annuity Life Insurance Company                  8.07% Note
(Tax ID No. 74-1625348)                                      $15,000,000



American General Life Insurance Company                      8.07% Note
(Tax ID No. 25-0598210)                                      $4,000,000



Merit Life Insurance Company                                 8.07% Note
(Tax ID No. 35-1005090)                                      $1,000,000




























                            EXHIBIT B-1



                           ATMOS ENERGY CORPORATION

                               8.07% SENIOR NOTE

                             DUE OCTOBER 31, 2006

                               (PPN 049560 C* 4)




Registered Note No. R                                            Dallas, Texas
                      -------
$                                                            November 14, 1994
 ----------------------------


      ATMOS ENERGY CORPORATION, a Texas corporation (hereinafter called "Maker"), for value received, promises and agrees to pay, as herein provided, unto


                              , a
- ------------------------------    ------------------------------


or its registered assigns (hereinafter called "Payee"), in lawful money of the United States of America, the principal sum of


                                          ($                    )
- -----------------------------------------   --------------------


together with interest on the principal amount from time to time remaining unpaid hereunder from and after the date hereof until maturity at the rate of 8.07% per annum, in installments as provided in the Note Purchase Agreement (hereinafter defined) and below. All past due amounts shall accrue interest at the Overdue Rate 8.07% Notes. Interest shall be computed on a per annum basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed (including the first but excluding the last day). All sums paid hereon shall apply first to the expenses of the Payee, second to the satisfaction of accrued interest, third to the premium (if any), and the balance to outstanding principal. The principal hereof and interest to accrue hereon are payable in accordance with the terms hereof and the Note Purchase Agreement (hereinafter defined).

      Accrued interest on this Note is payable semi-annually as it accrues on the last day of April and October of each year beginning April 30, 1995 and continuing regularly thereafter until this Note is paid in full.







     This note is one of the 8.07% Senior Notes of Maker (individually a "Note" and collectively the "Notes") issued pursuant to, and having the benefit of, that certain Note Purchase Agreement (the "Note Purchase Agreement") dated November 14, 1994, by and among Maker, Payee and
                                        ----------------------.
Reference is made to the Note Purchase Agreement for provisions regarding events of default, acceleration, interest payments, voluntary prepayments, mandatory prepayments, mandatory offers to prepay, premiums, attorneys' fees, and other matters addressed therein. Terms used but not defined herein shall have the meanings given them in the Note Purchase Agreement.

      This Note is a registered note and, as provided in the Note Purchase Agreement, is transferable on the Note Register of Maker upon written notice from the registered holder hereof to Maker.

      This Note may, under certain circumstances, be declared due prior to its expressed maturity date, all in the events, on the terms, and in the manner as provided in the Note Purchase Agreement.

      Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Note Purchase Agreement or be placed in the hands of attorneys for collection, Maker agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

      Maker, co-makers, signers, sureties, endorsers, and guarantors, and each of them, expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate the maturity hereof, notice of the acceleration of the maturity hereof, bringing of suit, and diligence in taking any action to collect amounts called for hereunder and in the handling of security at any time existing in connection herewith and are and shall be jointly, severally, directly, and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act, or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest, or property at any and all times had or existing as security for any amount called for hereunder.

      This Note is an instrument made under the laws of the State of Texas and shall be construed and enforced in accordance with and governed by the laws of the State of Texas and the United States of America, without regard to principles of conflicts of law. It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with the applicable Texas law governing the maximum rate or amount of interest payable on or in connection with this Note and the indebtedness evidenced by the Note Purchase Agreement (or applicable United States federal law to the extent that it permits the Payee to contract for, charge, take, reserve, or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as otherwise to render usurious any amount called for under this Note or under the Note Purchase Agreement, or contracted for, charged, taken, reserved, or received with respect to the indebtedness evidenced hereby or thereby, or if acceleration of the maturity of this Note or if any prepayment by Maker results in Maker's having paid any interest in excess of that permitted by law, then it is Maker's and Payee's express intent






that all excess amounts theretofore collected by Payee be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Maker) and the provisions of this Note and the Note Purchase Agreement immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Payee does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the applicable usury ceiling. To the extent that Texas law determines the Maximum Rate (as hereafter defined), such Maximum Rate shall be determined by utilizing the indicated (weekly) rate ceiling from time to time in effect pursuant to Tex. Rev. Civ. Stat. art. 5069-1.04, as amended. In no event shall the provisions of Tex. Rev. Civ. Stat. arts. 5069-2.01 through 5069-8.06 or 5069-15.01 through 5069-15.11 be applicable to the loan evidenced hereby. As used herein, the term "Maximum Rate" shall mean the maximum nonusurious rate of interest that may be lawfully contracted for, charged, taken, reserved, or received by Payee from Maker in connection with the loan evidenced hereby under applicable Texas law (or applicable United States federal law to the extent that it permits Payee to contract for, charge, take, reserve, or receive a greater amount of interest than under Texas law).

      THIS NOTE AND THE WRITTEN NOTE PURCHASE AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRA-DICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                                    ATMOS ENERGY CORPORATION


                                    By:
                                          ------------------------------
                                         Name:
                                         Title:



















                            EXHIBIT B-2



                           ATMOS ENERGY CORPORATION

                               8.26% SENIOR NOTE

                             DUE OCTOBER 31, 2014

                               (PPN 049560 C@ 2)




Registered Note No. R                                            Dallas, Texas
                      -------
$                                                            November 14, 1994
 ----------------------------


      ATMOS ENERGY CORPORATION, a Texas corporation (hereinafter called "Maker"), for value received, promises and agrees to pay, as herein provided, unto


                             , a
- -----------------------------    -------------------------------


or its registered assigns (hereinafter called "Payee"), in lawful money of the United States of America, the principal sum of


                                          ($                    )
- -----------------------------------------   --------------------


together with interest on the principal amount from time to time remaining unpaid hereunder from and after the date hereof until maturity at the rate of 8.26% per annum, in installments as provided in the Note Purchase Agreement (hereinafter defined) and below. All past due amounts shall accrue interest at the Overdue Rate 8.26% Notes. Interest shall be computed on a per annum basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed (including the first but excluding the last day). All sums paid hereon shall apply first to the expenses of the Payee, second to the satisfaction of accrued interest, third to the premium (if any), and the balance to outstanding principal. The principal hereof and interest to accrue hereon are payable in accordance with the terms hereof and the Note Purchase Agreement (hereinafter defined).

      Accrued interest on this Note is payable semi-annually as it accrues on the last day of April and October of each year beginning April 30, 1995 and continuing regularly thereafter until this Note is paid in full.







     This note is one of the 8.26% Senior Notes of Maker (individually a "Note" and collectively the "Notes") issued pursuant to, and having the benefit of, that certain Note Purchase Agreement (the "Note Purchase Agreement") dated November 14, 1994, by and among Maker, Payee and
       .
                                        --------------------
Reference is made to the Note Purchase Agreement for provisions regarding events of default, acceleration, interest payments, voluntary prepayments, mandatory prepayments, mandatory offers to prepay, premiums, attorneys' fees, and other matters addressed therein. Terms used but not defined herein shall have the meanings given them in the Note Purchase Agreement.

      This Note is a registered note and, as provided in the Note Purchase Agreement, is transferable on the Note Register of Maker upon written notice from the registered holder hereof to Maker.

      This Note may, under certain circumstances, be declared due prior to its expressed maturity date, all in the events, on the terms, and in the manner as provided in the Note Purchase Agreement.

      Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Note Purchase Agreement or be placed in the hands of attorneys for collection, Maker agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

      Maker, co-makers, signers, sureties, endorsers, and guarantors, and each of them, expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate the maturity hereof, notice of the acceleration of the maturity hereof, bringing of suit, and diligence in taking any action to collect amounts called for hereunder and in the handling of security at any time existing in connection herewith and are and shall be jointly, severally, directly, and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act, or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest, or property at any and all times had or existing as security for any amount called for hereunder.

      This Note is an instrument made under the laws of the State of Texas and shall be construed and enforced in accordance with and governed by the laws of the State of Texas and the United States of America, without regard to principles of conflicts of law. It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with the applicable Texas law governing the maximum rate or amount of interest payable on or in connection with this Note and the indebtedness evidenced by the Note Purchase Agreement (or applicable United States federal law to the extent that it permits the Payee to contract for, charge, take, reserve, or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as otherwise to render usurious any amount called for under this Note or under the Note Purchase Agreement, or contracted for, charged, taken, reserved, or received with respect to the indebtedness evidenced hereby or thereby, or if acceleration of the maturity of this Note or if any prepayment by Maker results in Maker's having paid any interest in






excess of that permitted by law, then it is Maker's and Payee's express intent that all excess amounts theretofore collected by Payee be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Maker) and the provisions of this Note and the Note Purchase Agreement immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Payee does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the applicable usury ceiling. To the extent that Texas law determines the Maximum Rate (as hereafter defined), such Maximum Rate shall be determined by utilizing the indicated (weekly) rate ceiling from time to time in effect pursuant to Tex. Rev. Civ. Stat. art. 5069-1.04, as amended. In no event shall the provisions of Tex. Rev. Civ. Stat. arts. 5069-2.01 through 5069-8.06 or 5069-15.01 through 5069-15.11 be applicable to the loan evidenced hereby. As used herein, the term "Maximum Rate" shall mean the maximum nonusurious rate of interest that may be lawfully contracted for, charged, taken, reserved, or received by Payee from Maker in connection with the loan evidenced hereby under applicable Texas law (or applicable United States federal law to the extent that it permits Payee to contract for, charge, take, reserve, or receive a greater amount of interest than under Texas law).



      THIS NOTE AND THE WRITTEN NOTE PURCHASE AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                    ATMOS ENERGY CORPORATION

                                    By:
                                          ------------------------------
                                         Name:
                                         Title:


















                            EXHIBIT C-1



                  FORM OF OPINION OF ATMOS ENERGY CORPORATION



                     [ATMOS ENERGY CORPORATION LETTERHEAD]


                               November 14, 1994



New York Life Insurance Company
New York Life Insurance and Annuity Corporation
The Variable Annuity Life Insurance Company
American General Life Insurance Company
Merit Life Insurance Company

      RE: 8.07% Senior Notes Due 2006 and 8.26% Notes Due 2014 of Atmos Energy Corporation and Related Note Purchase Agreement

Ladies and Gentlemen:

      I am the Senior Vice President and General Counsel of Atmos Energy Corporation, a Texas corporation (the "Company"), and, as such, am familiar with the legal affairs of the Company and the Subsidiaries (as hereinafter defined by reference). This opinion is rendered to you in connection with the issuance and sale this date by the Company of $20,000,000 aggregate principal amount of its 8.07% Senior Notes due 2006 and $20,000,000 aggregate principal amount of its 8.26% Senior Notes due 2014 pursuant to that certain Note Purchase Agreement (the "Agreement") dated November 14, 1994 by and between the Company and New York Life Insurance Company, New York Life Insurance and Annuity Corporation, The Variable Annuity Life Insurance Company, American General Life Insurance Company, and Merit Life Insurance Company (collectively the "Purchasers"). Capitalized terms used herein and not otherwise defined have the meanings given them in the Agreement.

      In connection with this opinion, I have examined executed counterparts of the Notes purchased by the Purchasers, the Agreement, and such other documents, instruments, and certificates as I have deemed relevant.

      Based on the foregoing, having due regard for the legal considerations I deem relevant, and subject to the qualifications hereinafter set forth, I am of the opinion that:

      1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. Exhibit E to the Agreement lists all Subsidiaries of the Company as of the date hereof. All of the outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is owned of record and beneficially by the Company free and clear of all liens, charges, encumbrances, security interests, equities, options, and claims. Neither the






Company nor any Subsidiary has any obligation or commitment to issue any other shares of capital stock nor has any of them granted any options with respect thereto. Each Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation. Each of the Company and the Subsidiaries has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted. The Company has all requisite power and authority to enter into the Agreement, to issue the Notes, and to carry out the terms of each of the aforesaid. Each of the Company and the Subsidiaries is qualified to do business in each jurisdiction where it maintains any place of business or the nature of its business or properties requires such qualification. Neither the Company nor any Subsidiary is a partner (general or limited) or member in any partnership or joint venture, except as otherwise disclosed to Purchaser on Exhibit D to the Agreement.

      2. The execution, delivery, and performance of the Agreement and the Notes have been duly authorized by all requisite actions of the Company. The Agreement and each of the Notes issued on this date have been duly authorized, executed and delivered by the Company and constitute legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally, and provided that no opinion is rendered as to the availability of specific performance, injunctive relief, or other equitable remedies.

      3. To the best of my knowledge, each of the Company and the Subsidiaries has all such franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, approvals, authorizations, and orders of governmental bodies, political subdivisions, and regulatory authorities as are necessary for the ownership of the properties now owned by it, the maintenance and operation of the properties now maintained or operated by it, and the conduct of the business now conducted by it (other than those, if any, the lack of which will not result in any material adverse effect on the properties, operations, business, or financial condition of the Company).

      4. To the best of my knowledge, each of the Company and the Subsidiaries has good and marketable title, or valid and subsisting leasehold interests, to all real property assets and good and indefeasible title to all personal property assets, in each case necessary or appropriate for the operation of its respective businesses (subject to no Liens other than those permitted under Section 4.10 of the Agreement, and free and clear of all other title defects, exceptions, and encumbrances which, if present, would have a material adverse effect on the business, properties, operations, or financial condition of the Company and its Subsidiaries on a consolidated basis), and collectively have such title to all assets accounted for on the unaudited consolidated financial statements of the Company dated June 30, 1994 delivered by the Company to the Purchasers (subject to no Liens other than those permitted under Section 4.10 of the Agreement and free and clear of all Title Defects).

      5. No Debt of the Company or any Subsidiary is senior to, or has collection rights preferential to, the Notes (except to the extent certain preferential collection rights may exist with respect to certain assets of the






Company located in the States of Colorado, Kansas, and Missouri that are encumbered by the Lien of the Greeley Indenture).

      6. Except as disclosed in Exhibit O to the Agreement, there is no action, proceeding, or investigation pending or, to the best of my knowledge, threatened against or affecting the Company or any Subsidiary in any court or before or by any federal, state, or other governmental department, commission, agency, or other instrumentality, or before any arbitrator that, if adversely determined, would have a material adverse effect on the Company and its Subsidiaries on a consolidated basis or on the Company's ability to perform under the Agreement or the Notes.

      7. Neither the Company nor any Subsidiary is in violation of its articles of incorporation or bylaws, and the execution, delivery, and performance of the Agreement and the Notes will not violate or contravene the articles of incorporation or bylaws of the Company or any Subsidiary. Neither the Company nor any Subsidiary is in default under or violation of any agreement, instrument, judgment, writ, injunction, award, decree, order, law, statute, or governmental or stock exchange rule or regulation applicable to the Company or any Subsidiary (including, without limitation, Environmental Laws, ERISA, and applicable statutes or governmental rules, regulations, and orders relating to safety and other similar standards or controls), which would have a material adverse effect on the business or operations of the Company or that affects the Company's ability to perform any of its obligations under the Agreement or any of the Notes. The execution, delivery, and performance of the Agreement and each of the Notes will not result in any such default or violation (including, without limitation, any default or violation of Regulation G, Regulation T, Regulation U, Regulation X, or any other regulation of the Board of Governors of the Federal Reserve System, or the Security Exchange Act of 1934) or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary nor will the execution, delivery, and performance of the Agreement and the Notes require any Holder to complete a Federal Reserve System Form G-3.

      8. Neither the Company nor any Subsidiary has been or is required to obtain any consent, approval, or authorization of, or to make any declaration or filing with, any governmental authority, stock exchange (including, without limitation, the filing with and approval of the Public Service Commissions of the States of Kentucky and Missouri, the Public Utilities Commission of Colorado, and the Kansas Corporation Commission), or any other Person as a condition precedent to the valid execution, delivery, and performance of the Agreement or any of the Notes, except such of the foregoing as have been obtained or made.

      9. The execution, delivery and sale of the Notes by the Company pursuant to the Agreement is exempt from registration under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and from the qualification of an indenture in respect thereof under the Trust Indenture Act of 1939, as amended. In addition, the Notes are not required to be registered or qualified under the provisions of any applicable state blue sky law.

      10. Each of the Company and the Subsidiaries has all patents, trademarks, service marks, trade names, copyrights, and licenses, or rights with respect to the foregoing, as are adequate for the conduct of its business






as now conducted and proposed to be conducted, without any known conflict with the rights of others.

      11. Neither the Company nor any Subsidiary is an "investment company" or a company, directly or indirectly, "controlled" by or "acting on behalf of" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

      12. Neither the Company nor any Subsidiary is required to register under the Public Utility Holding Company Act of 1935, as amended, or the rules and regulations thereunder.

      I am licensed to practice law in Texas, and accordingly the opinions above are limited to the laws of the State of Texas and applicable federal law except that, with respect to the opinions in Paragraph 1 above and in Paragraph 8 above, I am opining based upon the laws of the States of Delaware, Kentucky, Louisiana, Colorado, Kansas, and Missouri, as applicable, and without limitation to the laws of the State of Texas.












































     This opinion is rendered for your benefit and that of any other Holder and your or their respective counsel in rendering opinions to you or them and may not be quoted or referred to (other than in a list of closing documents) by anyone else (except as required by applicable regulatory authorities or by law) without my prior written consent.

                                    Very truly yours,


                                    Don E. James


















































                            EXHIBIT C-2



                 FORM OF OPINION OF LOCKE PURNELL RAIN HARRELL

                                  EXHIBIT C-2



                     Opinion of Locke Purnell Rain Harrell


                    [LOCKE PURNELL RAIN HARRELL LETTERHEAD]



                               November 14, 1994



New York Life Insurance Company
New York Life Insurance and Annuity Corporation
The Variable Annuity Life Insurance Company
American General Life Insurance Company
Merit Life Insurance Company

      Re: 8.07% Senior Notes Due 2006 and 8.26% Notes Due 2014 of Atmos Energy Corporation and Related Note Purchase Agreement

Ladies and Gentlemen:

      We have been requested by Atmos Energy Corporation, a Texas corporation (the "Company"), to furnish you with certain opinions with respect to the Company and Subsidiaries of the Company in connection with the issuance and sale this date by the Company of $20,000,000 aggregate principal amount of its 8.07% Senior Notes due 2006 and $20,000,000 aggregate principal amount of its 8.26% Senior Notes due 2014 pursuant to that certain Note Purchase Agreement (the "Agreement") dated November 14, 1994, by and between the Company and New York Life Insurance Company, New York Life Insurance and Annuity Corporation, The Variable Annuity Life Insurance Company, American General Life Insurance Company, and Merit Life Insurance Company (collectively the "Purchasers"). Capitalized terms used herein and not otherwise defined have the meanings given them in the Agreement.

      In connection with the opinions herein expressed, we have examined executed counterparts of the Notes purchased by the Purchasers, the Agreement, and such other documents, instruments, and certificates as we have deemed relevant.

      Based on the foregoing, having due regard for the legal considerations we deem relevant, and subject to the qualifications hereinafter set forth, we are of the opinion that:







     1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. Each Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation. Each of the Company and the Subsidiaries has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted. The Company has all requisite power and authority to enter into the Agreement, to issue the Notes, and to carry out the terms thereof.

      2. The execution, delivery, and performance of the Agreement and each of the Notes have been duly authorized by all requisite actions of the Company. The Agreement and each of the Notes issued on this date have been duly authorized and executed by the Company, and when delivered by the Company will constitute a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally; provided, however, that no opinion is rendered as to the availability of specific performance, injunctive relief, or other equitable remedies.

      3. Based solely upon representations made to us by representatives of the Company as to which we have made no independent investigation, there is no action, proceeding, or investigation pending or threatened (or any basis therefor known to us) against or affecting the Company or any Subsidiary in any court or before or by any federal, state, or governmental department, commission, agency, or other instrumentality, or before any administrator that, if adversely determined, would have a material adverse effect on the Company and its Subsidiaries on a consolidated basis.

      4. Based solely upon representations made to us by representatives of the Company as to which we have made no independent investigation, to our knowledge neither the Company nor any Subsidiary is in violation of its articles of incorporation or bylaws. The execution, delivery, and performance by the Company of the Notes and the Agreement will not violate or contravene the articles of incorporation or bylaws of the Company or any Subsidiary.

      5. Neither the Company nor any Subsidiary has been, or will be, required to obtain any consent, approval, or authorization of, or to make any declaration or filing with, any governmental authority, stock exchange (including, without limitation, the filing with and approval of the Public Service Commissions of the States of Kentucky and Missouri, the Public Utilities Commission of Colorado, and the Kansas Corporation Commission), or any other Person as a condition precedent to the valid execution, delivery, and performance of any of the Notes or the Agreement, except such of the foregoing as have been obtained or made.

      6. The execution, delivery, and sale, of the Notes by the Company is exempt from registration under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and from the qualification of an indenture in respect thereof under the Trust Indenture Act of 1939, as amended. In addition, the Notes are not required to be registered or qualified under the provisions of any applicable state blue sky law.








     7. Assuming that the Company uses the proceeds from the sale of the Notes as required by Section 2.3 of the Agreement, the issuance, sale, and purchase of the Notes being purchased by you under the Agreement do not violate any of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System or Section 7 of the Securities Exchange Act of 1934, as now in effect, nor will the execution, delivery, and performance of the Agreement and the Notes require any Holder to complete a Federal Reserve System Form G-3.

      8. Neither the Company nor any Subsidiary is an "investment company" or a company, directly or indirectly, "controlled" by or "acting on behalf of" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

      9. Neither the Company nor any Subsidiary is required to register under the Public Utility Holding Company Act of 1935, as amended, or the rules and regulations thereunder.












































     This opinion is rendered for your benefit and that of any other Holder and may not be quoted or referred (other than in a list of closing documents) by anyone else (except as required by applicable regulatory authorities or by law) without our prior written consent.

                                    Very truly yours,

                                    LOCKE PURNELL RAIN HARRELL
                                    (A Professional Corporation)


                                    By:
                                       --------------------------------
















































                             EXHIBIT D



                        PARTNERSHIPS AND JOINT VENTURES



                                     None




















































                             EXHIBIT E



                                 SUBSIDIARIES




                                                                 States in
                                          Percentage               which
Name and Jurisdiction                      Owned by              Qualified
     of Formation                        Atmos Energy              To Do
                                          Corporation            Business
- -----------------------------------------------------------------
EGASCO, Inc. Texas                           100%                Texas

EnerMart, Inc. Delaware                      100%                Delaware
                                                                 Texas

Trans Louisiana
Industrial Gas Company,
Inc. Louisiana                               100%                Louisiana

Western Kentucky Gas
Resources
Company Delaware                             100%                Delaware
                                                                 Louisiana
                                                                 Kentucky
                                                                 Oklahoma

Atmos Energy Corporation
Texas                                                            Texas
                                                                 Colorado
                                                                 Missouri
                                                                 Kansas
                                                                 Louisiana
                                                                 Kentucky
                                                                 Vermont






















                             EXHIBIT F



                        CHANGES IN FINANCIAL CONDITION



                                     None




















































                             EXHIBIT G



                                     DEBT



          Debt Outstanding
          (as of November 14, 1994)
- -----------------------------------------------------------------
A.   Long-Term Debt of the Company:

     Unsecured 7.95% Senior Notes, due
     August 31, 2006                                     $  10,000,000

     Unsecured 9.57% Senior Notes, due
     September 30, 2006                                     20,000,000

     Unsecured 9.76% Senior Notes, due
     December 30, 2004                                      30,000,000

     Unsecured 9.75% Senior Notes, due
     December 30, 1996                                       5,000,000

     Unsecured 11.2% Senior Notes, due
     December 30, 2002                                      18,000,000

     First Mortgage Bonds, 9.4% Series
     J, due May 1, 2021                                     17,000,000

     Unsecured 10% Notes, due
     December 31, 2011                                       2,303,000
                                                          ------------
                                                          $102,303,000
                                                          ============
B.   Short-Term Debt of the Company:
     1.   Committed Lines of Credit
          NationsBank of Texas, N.A.,
          $50,000,000 line of credit                      $ 34,900,000

          Amarillo National Bank,
          $12,000,000 line of credit                                 0

     2.   Uncommitted Lines of Credit
          Amarillo National Bank,
          $10,000,000 Master Note                           10,000,000

          The Fuji Bank, Limited
          $10,000,000 line of credit                                 0

          First Interstate Bank of Texas, N.A.
          $10,000,000 line of credit                                 0









                   Wachovia Bank of Georgia, N.A.,
          $10,000,000 line of credit                                 0

          Societe Generale,
          $10,000,000 line of credit                                 0

          The Mitsubishi Bank, Limited,
          $10,000,000 line of credit                                 0

          The Sanwa Bank, Limited
          $10,000,000 line of credit                                 0

          The Sumitomo Bank, Limited
          $10,000,000 line of credit                                 0

          PNC Bank, National Association
          $10,000,000 line of credit                                 0

          The Bank of Tokyo, Ltd.
          $15,000,000 line of credit                                 0

          NationsBank of Texas, N.A.
          $20,000,000 line of credit                                 0

C. Other Obligations:

1.   Capitalized Leases                                $6,294,097   (a)

2. The Company has executed a written Guaranty of Payment, dated November 2, 1994, in which the Company guaranteed the payment when due of amounts owed by Trans Louisiana Industrial Gas Company, Inc. to Texaco, Inc. and Texaco Gas Marketing Inc. under two interruptible and one firm gas purchase contracts.














(a) This amount constitutes the net present value, as of September 30, 1994, of future obligations for capitalized leases.












                             EXHIBIT H



                         MATERIAL AGREEMENTS



      1. Gas Sales Agreement between Energas Company and Westar Trans-mission Company dated January 1, 1986, as amended.

      2. Gas Transportation Agreement between Energas Company and Westar Transmission Company dated January 1, 1986, as amended.

      3. Gas Sales Agreement, dated January 1, 1988, between Anthem Energy Company, L.P. ("Anthem") and the Company, relating to Amarillo supplemental supplies.

      4. Gas Purchase and Sales Agreement, dated January 1, 1988, between Anthem and EnerMart, Inc.

      5. Gas Sales Agreement, dated January 1, 1988, between the Company and Anthem, relating to West Texas supplemental supplies.

      6. Amarillo Supply Agreement, dated January 2, 1993, between the Company and Mesa Operating Company.

      7. Interruptible Gas Transportation and Sales Agreement dated January 1, 1991, between Mesa Operating Company and Energas Company.

      8. Agreement for Natural Gas Service for Distribution and Resale between Trans Louisiana Gas Company ("Trans La") and Louisiana Intrastate Gas Company ("LIG") dated October 28, 1991.

      9. Agreement for Intrastate Transportation of Natural Gas between Trans La and LIG dated October 28, 1991.

      10.   Gas Transportation Agreement, Contract No. 2550, dated
September 1, 1993, between Tennessee Gas Pipeline Company, a division of Tenneco, Inc. ("Tennessee Gas"), and Western Kentucky, Campbellsville Service Area.

      11. Gas Transportation Agreement, Contract No. 2546, dated September 1, 1993, between Tennessee Gas and Western Kentucky, Danville Service Area.

      12. Gas Transportation Agreement, Contract No. 2385, dated September 1, 1993, between Tennessee Gas and Western Kentucky, Greensburg et al. Service Area.

      13. Gas Transportation Agreement, Contract No. 2551, dated September 1, 1993, between Tennessee Gas and Western Kentucky, Harrodsburg Service Area.

      14. Gas Transportation Agreement, Contract No. 2548, dated September 1, 1993, between Tennessee Gas and Western Kentucky, Lebanon Service Area.






     15. Firm No-Notice Transportation Agreement between Western Kentucky Gas Company and Texas Gas Transmission Corporation dated November 1, 1993.

      16. Gas Transportation Agreement No. T3817 between Western Kentucky Gas Company and Texas Gas Transmission Corporation dated November 1, 1993, for Zone 2.

      17. Gas Transportation Agreement No. T3770 between Western Kentucky Gas Company and Texas Gas Transmission Corporation dated November 1, 1993, for Zone 2.

      18. Gas Transportation Agreement No. T3355 between Western Kentucky Gas Company and Texas Gas Transmission Corporation dated November 1, 1993, for Zone 3.

      19. Gas Transportation Agreement No. T3819 between Western Kentucky Gas Company and Texas Gas Transmission Corporation dated November 1, 1993, for Zone 4.

      20. Service Agreement No. 50,772 between Greeley Gas Company and Public Service Company of Colorado dated August 1, 1992.

      21. Transportation-Storage Service Agreement No. TA-0544 between Greeley Gas Company and Williams Natural Gas Company dated October 1, 1993.

      22. No-Notice Transportation Service Agreement No. 31013, Rate Schedule NNT-1, between Greeley Gas Company and Colorado Interstate Gas Company, as amended, dated October 1, 1993.

      23. Firm Transportation Service Agreement No. 35009, Rate Schedule TF2, between Greeley Gas Company and Colorado Interstate Gas Company, as amended, dated October 1, 1993.






























                             EXHIBIT I



                            ERISA MATTERS



A.    List of Pension Plans maintained by the Company that are subject to
      ERISA:

                                             Plan Administrators and
    Name of Plan            Type               Investment Managers
- -----------------------------------------------------------------
1.  Employees'          Defined Benefit      Trustee:  Boatmen's Trust
    Retirement Plan     NonContributory        Company
    of Atmos Energy                          Investment Managers:
    Corporation                                Columbus Circle Investors
                                               Delaware Investment
                                                  Advisors
                                               J.P. Morgan Investment
                                                  Management, Inc.
                                               Sovran Capital Management
                                                  Corporation

2.  Employee Stock      Defined              Trustee:  ESOP Trust
    Ownership Plan      Contribution           Committee of the Company
    and Trust for       ESOP                 Custodian:  T. Rowe Price
    Employees of                               Associates, Inc.,
    Atmos Energy                               Institutional Services
    Corporation                                Group

3.  Western             Defined Benefit      Trustee:  Boatmen's Trust
    Kentucky Gas        NonContributory        Company
    Retirement Plan                          Investment Managers:
                                               Columbus Circle Investors
                                               Delaware Investment
                                                  Advisors
                                               J.P. Morgan Investment
                                                  Management, Inc.
                                               Sovran Capital Management
                                                  Corporation

4.  Greeley Gas         Defined Benefit      Trustee:  Boatmen's Trust
    Company             NonContributory        Company
    Employees                                Investment Managers:
    Pension Plan                               Columbus Circle Investors
                                               Delaware Investment
                                                  Advisors
                                               J.P. Morgan Investment
                                                  Management, Inc.
                                               Sovran Capital Management
                                                  Corporation
                                               Gary A. Morris, R.I.A.
5.  Greeley             Defined              Trustee, Investment






   Retirement and      Contribution           Advisor, and Custodian:
    Savings Plan        401(k)                 First Interstate
                                                  Bank of Denver, N.A.

6.  Supplemental        Nonqualified         Trustee:  Bank One Texas,
    Executive           Deferred               N.A.
    Benefits Plan       Compensation         Investment Manager:
                                               The One Group, an
                                                  affiliate of Bank One



The Company also maintains various welfare benefit plans for its employees, covering medical, life, and other similar types of benefits.

B.    Funds invested by a pension plan with a Purchaser:

            None











































                             EXHIBIT J



                             PERMITTED INVESTMENTS
                          (As of September 30, 1994)



Cash Surrender Value
   Life Insurance on Key Employees                             $     361,138
                                                               =============


Loans and Advances
   Officers, Directors and Employees                           $     142,976
   Employee Merchandise Receivables                                  163,144
   Country Club Memberships                                           15,501
                                                               -------------
                                                               $     321,621
                                                               =============


Bank Accounts
   Operating and Auxiliary Bank Accounts                       $   2,766,260*
   NationsBank of Texas, N.A.
     Interest Bearing Account                                      9,900,000
   Reclassification to offset
     short term debt outstanding                                  (9,900,000)
                                                               -------------
                                                               $   2,766,260
                                                               =============


Notes Receivable from Customers Main Extensions                $     172,451
                                                               =============












* See attached Operating Bank Data and Auxiliary Bank Data












                             EXHIBIT K



                        ENVIRONMENTAL MATTERS



                                     None




















































                             EXHIBIT L



                          PAYMENT AND NOTE PROCEDURES



NEW YORK LIFE INSURANCE COMPANY

All payments to be by wire transfer of immediately available funds, with sufficient information (including issuer, PPN number, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

            ABA No. 021000238
            Morgan Guaranty Trust Company of New York
            New York, New York
            Re:  New York Life Insurance Company
            General Account No. 810-00-000

Payment notices to:

            New York Life Insurance Company
            51 Madison Avenue
            New York, New York 10010-1603
            Attn:   Treasury Department
                    Securities Income Section
                    Room 209

Duplicate payment notices and all other correspondence to:

            New York Life Insurance Company
            51 Madison Avenue
            New York, New York 10010-1603
            Attn:   Investment Department
                    Private Finance Group, Room 206
                    Telecopy No.:  (212) 447-4122

            New York Life Insurance Company
            51 Madison Avenue
            New York, New York 10010-1603
            Attn:   Office of the General Counsel
                    Investment Section, Room 10SB
                    Telecopy No.:  (212) 576-8340
















NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

All payments to be by wire transfer of immediately available funds, with sufficient information (including issuer, PPN number, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

            ABA No. 021000128
            Chemical Bank
            New York, New York
            Re:  New York Life Insurance and Annuity Corporation
            General Account No. 008-0-57001

Payment notices to:

            New York Life Insurance and Annuity Corporation
            c/o New York Life Insurance Company
            51 Madison Avenue
            New York, New York 10010-1603
            Attn:   Treasury Department
                    Securities Income Section
                    Room 209

Duplicate payment notices and all other correspondence to:

            New York Life Insurance and Annuity Corporation
            c/o New York Life Insurance Company
            51 Madison Avenue
            New York, New York 10010-1603
            Attn:   Investment Department
                    Private Finance Group, Room 206
                    Telecopy No.:  (212) 447-4122

            New York Life Insurance and Annuity Corporation
            c/o New York Life Insurance Company
            51 Madison Avenue
            New York, New York 10010-1603
            Attn:   Office of the General Counsel
                    Investment Section, Room 10SB
                    Telecopy No.:  (212) 576-8340





















THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

All payments to be by wire transfer of immediately available funds, with sufficient information (including issuer, PPN number, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

            ABA No. 011000028
            State Street Bank and Trust Company
            Boston, Massachusetts 02101
            Re:  The Variable Annuity Life Insurance Company
            AC 0125-821-9
            OBI=Description of payment
            Fund Number PA 54

Payment notices to:

            The Variable Annuity Life Insurance Company and PA 54
            c/o State Street Bank and Trust Company
            State Street South
            Ann Hutchinson Offices, 2nd Floor
            108 Myrtle Street
            Two Newport Office Park
            North Quincy, Massachusetts 02171
            Telecopy No.:  (617) 985-4923

Duplicate payment notices and all other correspondence to:

            The Variable Annuity Life Insurance Company
            c/o American General Corporation
            P.O. Box 3247
            Houston, Texas 77253-3247
            Overnight Mail Address:  2929 Allen Parkway, 77019-2155
            Attn:  Investment Research Department, A37-01
            Telecopy No.:  (713) 831-1366


























AMERICAN GENERAL LIFE INSURANCE COMPANY

All payments to be by wire transfer of immediately available funds, with sufficient information (including issuer, PPN number, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

            ABA No. 011000028
            State Street Bank and Trust Company
            Boston, Massachusetts 02101
            Re:  American General Life Insurance Company
            AC 0125-881-3
            OBI=Description of payment
            Fund Number PA 40

Payment notices to:

            American General Life Insurance Company and PA 40
            c/o State Street Bank and Trust Company
            State Street South
            Ann Hutchinson Offices, 2nd Floor
            108 Myrtle Street
            Two Newport Office Park
            North Quincy, Massachusetts 02171
            Telecopy No.:  (617) 985-4923

Duplicate payment notices and all other correspondence to:

            American General Life Insurance Company
            c/o American General Corporation
            P.O. Box 3247
            Houston, Texas 77253-3247
            Overnight Mail Address:  2929 Allen Parkway, 77019-2155
            Attn:  Investment Research Department, A37-01
            Telecopy No.:  (713) 831-1366


























MERIT LIFE INSURANCE COMPANY

All payments to be by wire transfer of immediately available funds, with sufficient information (including issuer, PPN number, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

            ABA No. 011000028
            State Street Bank and Trust Company
            Boston, Massachusetts 02101
            Re:  Merit Life Insurance Company
            AC 4653-082-0
            OBI=Description of payment
            Fund Number PA 20

Payment notices to:

            Merit Life Insurance Company and PA 20
            c/o State Street Bank and Trust Company
            State Street South
            Ann Hutchinson Offices, 2nd Floor
            108 Myrtle Street
            Two Newport Office Park
            North Quincy, Massachusetts 02171
            Telecopy Number:  (617) 985-4923

Duplicate payment notices and all other correspondence to:

            Merit Life Insurance Company
            c/o American General Corporation
            P.O. Box 3247
            Houston, Texas 77253-3247
            Overnight Mail Address:  2929 Allen Parkway, 77019-2155
            Attn:  Investment Research Department, A37-01
            Telecopy Number:  (713) 831-1366


























                             EXHIBIT M




                      FORM OF LETTER OF TRANSFER OF NOTES



                                    [DATE]




Atmos Energy Corporation
1800 Three Lincoln Centre
5430 LBJ Freeway
Dallas, Texas 75240



      Re:   Transfer of $                     Principal Amount of
                       --------------------
            [8.07%/8.26%] Senior Note Due October 31, [2006/2014] (the "Note")
            from [Seller] to [Purchaser]

Ladies and Gentlemen:

      Pursuant to Section 7.1 of the Note Purchase Agreement dated as of November 14, 1994, between Atmos Energy Corporation, a Texas corporation (the "Company"), the original holder of the Note and the other parties thereto (the "Note Agreement"), and the Company's [8.07%/8.26%] Senior Notes due
October 31, [2006/2014], this letter is to advise you that [Seller] (the "Seller") has transferred the Note or a portion thereof in the above-referenced principal amount to [Purchaser] (the "Purchaser"). In connection with such transfer the Purchaser and the Seller hereby request that the Company deliver to the Purchaser a Note in the above-referenced principal amount in the form of Exhibit [B-1/B-2] to the Note Agreement.

            1. In connection with the transfer, the Seller hereby represents that the transfer of the Note will not require registration of the Note under the Securities Act of 1933 or under any state securities law.

            2. In connection with the transfer, the Purchaser represents that:

                  (i) the Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "Act");

                  (ii) the Purchaser is acquiring the Note for its own account as principal and not with a view to the distribution or resale of the Note or any portion thereof (it being understood, however, that the






                        disposition of the Note shall at all times be within the Purchaser's control); and

                  (iii) no part of the funds used by the Purchaser to purchase the Note constitutes assets allocated to any separate or other account (as defined in Section 3(17) of the Employment Retirement Income Security Act of 1974, as amended) maintained by the Purchaser, in which any employee benefit plan participates to the extent of 10% or more.

            3. The Purchaser acknowledges that the Note has not been registered under the Act or the securities laws of any state on the ground that the original sale contemplated hereby is exempt from registration under the Act and such state securities laws and agrees that in the absence of such registration the Note will be sold or disposed of only pursuant to an exemption from registration under the Act and such state securities laws.

            4. For the purposes of making any payment to the Purchaser of principal, interest, premiums, if any, under the Note, or any other amount payable thereunder, such payment shall be made to the following account:

                        [BANK]
                        [ADDRESS]
                        [ABA NO.]
                        [ACCOUNT NO.]
                        [REFERENCE:]

            5. For the purpose of giving any notice or providing information to the Purchaser required under the Note or the Note Agreement, any such notice or information shall be delivered to the Purchaser at the following address:

                        [ADDRESS]
                        [ATTENTION:]
                        [TELEPHONE]
                        [TELECOPY]






















          [6.   Please deliver the registered Note to the Purchaser via
      courier at the following address:]

                                    [SELLER]


                        By:
                        ----------------------------------------
                         Name:
                         Title:



                                    [PURCHASER]


                        By:
                        ----------------------------------------
                         Name:
                         Title:









































                             EXHIBIT N

                     FORM OF DELAWARE LEGALITY CERTIFICATE

TO:     NEW YORK LIFE INSURANCE COMPANY
        NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
        THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
        AMERICAN GENERAL LIFE INSURANCE COMPANY
        MERIT LIFE INSURANCE COMPANY

FROM:   ATMOS ENERGY CORPORATION

DATE:   November 14, 1994

RE:     8.07% Senior Notes of Atmos Energy Corporation Due October      31,
        2006
        8.26% Senior Notes of Atmos Energy Corporation Due October      31,
        2014



                Section 1308(2) of the Delaware Insurance Code
                                (000's omitted)
                      Indicate basis used:  Consolidated





                [Entire Certificate appears on following page]































             Section 1308(2) of the Delaware Insurance Code
                                (000's omitted)
                      Indicate basis used:  Consolidated

                              For Fiscal Years Ended September 30
                              -----------------------------------
                                  1989  1990   1991  1992  1993   Total
                                  ----  ----   ----  ----  ----   -----
1  Net Income Available
   for Dividends

2  Add:  Federal and
     State and Other Income
     Taxes of Parent (and
     of 100% owned
     subsidiaries if computed
     on a consolidated basis)
   Extraordinary Non-Recurring
     Items of Expenses (a)

3  Subtotal (1 plus 2)

4  Deduct:  Extraordinary Non-
     Recurring Items of Income (a)

5  Adjust Net Income (3 minus 4)
6  Add Fixed Charges:
     Interest on Funded and
      Unfunded Debt
   Amortization of Debt Discount
   Rental for Leased Properties (b)
   Preferred Dividends of
     Subsidiaries Payable to
      Others (c)
   Total Fixed Charges
7  Net Earnings Available for
     Fixed Charges (5 plus 6)
8  Fixed Charges Times Earned
     (7 divided by 6)

(a) Include only those appearing in regular financial statements; state nature of items and amounts.
(b) Include all payments (whether or not stated to be "rentals") required to be made by lessee, such as taxes, insurance premiums, etc.
(c)  Not applicable to Company only basis.

                        By:
                       ----------------------------------------

                               Name:
                               Title:










                             EXHIBIT O



                              PENDING LITIGATION


      On March 15, 1991, suit was filed in the 15th Judicial District Court of Lafayette Parish, Louisiana, by the "Lafayette Daily Advertiser" and others against the Company's Trans La Division, Trans Louisiana Industrial Gas Company, Inc. ("TLIG"), a wholly owned subsidiary of the Company, and Louisiana Intrastate Gas Corporation and certain of its affiliates ("LIG"). LIG is the Company's primary supplier of natural gas in Louisiana and is not otherwise affiliated with the Company.

      The plaintiffs purported to represent a class consisting of all residential and commercial gas customers in the Trans La Division's service area. Among other things, the lawsuit alleged that the defendants violated antitrust laws of the state of Louisiana by manipulating the cost-of-gas component of the Trans La Division's gas rate to the purported customer class, thereby causing such purported class members to pay a higher rate. The plaintiffs made no specific allegation of an amount of damages.

      The defendants brought an appeal to the Louisiana Supreme Court of rulings by the trial court and the Third Circuit Court of Appeal which denied defendants' exceptions to the jurisdiction of the trial court. It was the position of the defendants that the plaintiffs' claims amount to complaints about the level of gas rates and should be within the exclusive jurisdiction of the Louisiana Public Service Commission.

      On January 19, 1993, the Louisiana Supreme Court issued a decision reversing in part the lower courts' rulings, dismissing all of the plaintiffs' claims against the defendants which seek damages due to alleged overcharges and further ruling that all such claims are within the exclusive jurisdiction of the Louisiana Public Service Commission. Any claims which seek damages other than overcharges were remanded to the trial court but were stayed pending the completion of the Louisiana Public Service Commission proceeding referred to below.

      The Louisiana Public Service Commission has instituted a docketed proceeding for the purpose of investigating the costs included in the Trans La Division's purchased gas adjustment component of its rates. Both the Trans La Division and LIG are parties to the proceeding. Much of the discovery in this proceeding has been conducted and a procedural schedule has been established. The Company believes the allegations as they relate to the Company, whether brought in court or at the Louisiana Public Service Commission, are without merit, and that the chances of a material adverse outcome are remote.








